UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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Proxy Statement & Notice of Annual

Meeting of Shareholders

10:00 a.m. June 4, 2019

Sheraton LaGuardia East Hotel, Flushing, New York

April 25, 2019

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank. The Annual Meeting will be held on Tuesday, June 4, 2019 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 25, 2019, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials and our 2018 Annual Report online, rather than receive them in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com and following the prompts.

To cast your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and photo identification. Procedures for shareholder admission to the meeting are described in the informational section of this Proxy Statement on page 4 and also on page 71, where you also will find information about how you can expedite the delivery of future proxy solicitation materials and help reduce our preparation and distribution costs through online delivery.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, we thank you for your continued interest and support.

Sincerely,

Dominick Ciampa	Joseph R. Ficalora
Chairman of the Board	President and Chief Executive Officer

MEETING NOTICE

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

OF NEW YORK COMMUNITY BANCORP, INC.

DATE AND TIME:	Tuesday, June 4, 2019 at 10:00 a.m., Eastern Daylight Time

PLACE:	Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, New York

ITEMS OF BUSINESS:	1) The election of four directors to three-year terms;
2) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019;
3) Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation;
4) To consider a shareholder proposal as described in the accompanying Proxy Statement, if properly presented at the meeting;
5) To consider a shareholder proposal as described in the accompanying Proxy Statement, if properly presented at the meeting;
6) To consider a shareholder proposal as described in the accompanying Proxy Statement, if properly presented at the meeting; and
7) Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Tuesday, April 9, 2019.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting as promptly as possible by telephone, through the Internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to exercise your right to cast it.

MEETING ADMISSION:	If you plan to attend the meeting, you must provide evidence that you are eligible to do so. Please follow the instructions set forth in response to the question What is the admission policy for the Annual Meeting? on page 4 of the Proxy Statement.

2018 ANNUAL REPORT:	A copy of our 2018 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, accompanies this Notice and Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement, and the proxy card are first being made available or mailed to shareholders on or about April 25, 2019.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary Westbury, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2019

The Company’s Notice of Annual Meeting, Proxy Statement, and 2018 Annual Report to Shareholders are available, free of charge, at www.proxyvote.com.

PROXY SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2018 performance, please review our 2018 Annual Report on Form 10-K, which accompanies this document.

VOTING MATTERS:

Voting Matters:		Recommendation of the Board:

Proposal 1	The election of four directors to three-year terms.	FOR ALL

Proposal 2	Ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for 2019.	FOR

Proposal 3	Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation.	FOR

Proposal 4	A shareholder proposal as described in the accompanying Proxy Statement, if properly presented at the meeting	AGAINST

Proposal 5	A shareholder proposal as described in the accompanying Proxy Statement, if properly presented at the meeting	AGAINST

Proposal 6	A shareholder proposal as described in the accompanying Proxy Statement, if properly presented at the meeting	AGAINST

HIGHLIGHTS:

Company Profile:

New York Community Bancorp, Inc. is the largest thrift holding company in the nation and one of the leading thrift depositories in most of the markets we serve. Our roots go back to 1859, when we were chartered by the State of New York in Queens, a borough of New York City. Since then, we have grown from a single branch in Flushing to 252 branch offices in five states.

Based in Westbury, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At December 31, 2018, the Company reported assets of $51.9 billion, loans of $40 billion, deposits of $30.8 billion, and shareholders’ equity of $6.7 billion.

• We originate multi-family loans on non-luxury apartment buildings in New York City that are subject to rent regulation and feature below-market rents.

• We underwrite our loans in accordance with conservative credit standards in order to maintain a high level of asset quality.

• We grow through accretive acquisitions of other financial institutions, branches, and/or deposits.

• We originate asset-based loans, dealer floor-plan loans, and equipment loans and leases through the Community Bank’s specialty finance subsidiary, NYCB Specialty Finance LLC.

• We maintain an efficient operation.

Page i

PROXY SUMMARY

Performance Highlights:

•  In 2018, our Company reported net income available to common shareholders of $389.6 million, or diluted earnings per common share of $0.79. This represents a return on average assets of 0.84% and a return on average common shareholders’ equity of 6.20%.

•  We paid our shareholders an annual dividend of $0.68 per common share, which translates into total cash dividends of $333.1 million for our common shareholders. As of the record date for the Annual Meeting, this reflected a 5.8% dividend yield on our stock.

• During 2018, we executed on our strategy to grow our loan portfolio, reinvest our cash position into higher yielding assets and significantly reduce our operating expenses.

• Over the course of our public life, we have produced multi-family loans totaling $84.2 billion, including $6.6 billion in 2018.

• Likewise, we have produced commercial real estate loans totaling $20.3 billion, including $966.7 million in 2018 alone.

• From 1993 through the end of 2018, we recorded a mere 102 basis points of losses, in contrast to an industry average of 2,427 basis points during the same time.

• From 1993 through 2018, our average efficiency ratio was 39.5%, in contrast to the 60.6% industry average (as reported by S&P Global Market Intelligence).

• Over the course of our public life we have expanded our balance sheet by $35.3 billion through ten mergers and acquisitions, involving seven in-market competitors and two out-of-market banks.

• Reflecting our profitability – and our capital position – we have distributed $5.8 billion of quarterly cash dividends over the past 99 quarters and repurchased more than $1.0 billion of our shares.

Executive Compensation Highlights:

The adverse vote on our advisory say-on-pay proposal at the 2018 annual meeting sent a strong and unequivocal message to our Board of Directors, which understood that immediate action was necessary to address specific shareholder concerns and restore shareholder confidence in our executive compensation program. The following provides an overview of how we addressed shareholder concerns and implemented a revised executive compensation program:

•  The Board changed the composition of the Compensation Committee to facilitate a fresh look at the existing executive incentive compensation program. As a first step, the new Committee rescinded the prior program and initiated a nearly six-month long process to develop a new program.

•  The new Committee engaged in an intensive review of the prior program to understand the specific concerns raised by shareholders and identified by proxy advisory firms. With the assistance of the Committee’s independent compensation consultant, the Committee studied the design of executive incentive plans in effect among our peers and considered best practices. These efforts were accompanied by significant shareholder outreach and direct discussion of shareholder concerns regarding our executive pay practices.

•  This review culminated in the Committee’s approval of revised short- and long-term incentive plans that the Committee believes (i) address the material concerns raised by shareholders, (ii) eliminate certain features that shareholders found objectionable, (iii) reflect a plan design that is more consistent with our peers and (iv) rely on financial measures that are significant to investors and which improve the alignment of pay and performance. A detailed description of each revised plan is included in the Compensation Discussion and Analysis.

•  The Committee implemented the new short-term incentive plan for the 2018 performance year. Our NEOs received awards at 37.5% of the target award level, reflecting the application of weighted performance metrics that contributed separately to the determination of the actual award. A detailed discussion of the 2018 short-term incentive plan results is included in the Compensation Discussion and Analysis.

• The Committee deferred implementation of the revised long-term incentive plan to 2019. Accordingly, the NEOs did not receive long-term incentive awards in 2018.

•  Base salaries for our CEO and other NEOs were unchanged, reflecting the Committee’s determination that the salaries remained at a level that is consistent with the objectives of our compensation philosophy and were appropriately positioned relative to peers and as a driver of award opportunities under the executive incentive pay program.

Page ii

PROXY SUMMARY

Governance Highlights:

We are committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders and other constituents. Highlights of our governance standards and policies include:

• Our Board of Directors is comprised of individuals possessing a well-rounded variety of skills, knowledge, experience and perspectives and who have unique perspectives on our business.

•  82% of our Board members satisfy New York Stock Exchange independence standards, and each of the Compensation, Audit, and Nominating and Corporate Governance Committees are comprised wholly of independent directors.

• Our Board Chairman and our Presiding Director are independent directors and our Presiding Director has significant governance responsibilities.

• Our By-laws provide for “proxy access,” allowing eligible shareholders to include their own nominees for director in the Company’s proxy materials.

• Our By-laws provide for “proxy access,” allowing eligible shareholders to include their own nominees for director in the Company’s proxy materials.

• Our Board and Board Committees perform annual self-evaluations and adopt action plans to implement changes when deemed necessary or appropriate.

•  Our Board Risk Assessment Committee, which meets the requirements for U.S. Bank Holding Companies under the Dodd-Frank Act’s Enhanced Prudential Standards, oversees a robust and exacting enterprise risk management program.

•  Reflecting our continuing efforts to maintain a high level of efficiency, in November 2018 the Company completed the merger of its wholly owned subsidiary financial institutions, New York Community Bank and New York Commercial Bank (the “Commercial Bank”), following the receipt of regulatory approvals.

Page iii

PROXY STATEMENT SUMMARY	i

Information About Our Annual Meeting and Solicitation of Proxies	1

Benefit Plan Voting	5

Security Ownership of Certain Beneficial Owners	5

Shareholder Outreach and Recent Initiatives	6

Corporate Governance Philosophy	9

Director Independence	9

Board Leadership Structure	10

Board’s Role In Risk Oversight	10

Other Governance Practices	12

Board Committees	13

Director Attendance at Annual Meetings	18

Communication With The Board of Directors	18

Procedures For Shareholders To Recommend Directors	19

Information with Respect to Nominees, Continuing Directors, and Executive Officers	21

Executive Compensation and Related Information	23
III. EXECUTIVE COMPENSATION TABLES	40

Proposal 1: Election of Directors	46
Director Qualifications and Business Experience	48
Business Experience of Named Executive Officers Who are Not Directors	55
Director Succession	56
Directors’ Compensation	57
Transactions with certain related persons	58
Section 16(a) Beneficial Ownership Reporting Compliance	59

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm	60
Audit committee report to shareholders	60
Audit and Non-Audit Fees	61

Proposal 3: Advisory Vote on Approval of Compensation of the Company’s Named Executive Officers	62
Shareholder Proposals	63

Proposal 4: Shareholder Proposal Regarding Adopting of a Policy on Providing Equity Award Compensation to Senior Executives	64

Proposal 5: Shareholder Proposal Requesting Board Action to Eliminate the Supermajority Voting Requirements in the Company’s Certificate of Incorporation and Bylaws	66

Proposal 6: Shareholder Proposal Regarding Director Term Limits	69

Additional Information	71

Appendix A: Discussion and Reconciliation of GAAP and non-GAAP Financial Measures	A-1

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why am I being provided this proxy statement?

This proxy statement summarizes information you need to know in order to vote at the Annual Meeting of Shareholders to be held on Tuesday, June 4, 2019, and at any adjournments thereof, at the Sheraton LaGuardia East Hotel located at 135-20 39th Avenue, in Flushing, New York at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The proxy statement is being sent to you because the Board of Directors (the “Board of Directors” or “Board”) of New York Community Bancorp, Inc. (the “Company”) is soliciting your proxy to vote your shares of common stock of the Company (the “Common Stock”) at the Annual Meeting. On or about April 25, 2019, the proxy statement and proxy materials, or a notice advising how to access these documents online, will be sent to shareholders of record as of April 9, 2019. The 2018 Annual Report to Shareholders, which includes the Annual Report on Form 10-K featuring the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 accompanies this proxy statement.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. One or more of the Company’s directors will serve as the designated proxy to cast the votes submitted by the Company’s shareholders at the Annual Meeting.

What is a proxy statement?

It is a document that the Company is required to give you, or provide you with access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of the Common Stock at a meeting of shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and the rules of the New York Stock Exchange (the “NYSE”).

On what matters are the shareholders of record voting?

The shareholders of record will vote on the following proposals:

Proposal 1: Election of Directors. In Proposal 1, four director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee, with broker non-votes and abstentions not counted as a vote cast either “FOR” or “AGAINST” that nominee. Shares not voted will have no impact on the election of directors. A properly executed proxy marked “FOR ALL” of the four nominees for director will be voted for each of the nominees, unless you mark the proxy card “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to any nominees you may specify.

Proposal 2: Ratification of Auditors. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve Proposal 2, a proposal to ratify the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 3: Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer Compensation. As to the advisory approval of the 2018 Named Executive Officer compensation, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. To approve Proposal 3, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented. Your vote on Proposal 3 is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote.

Proposal 4: A shareholder proposal, as described herein, if properly presented at the meeting, regarding adopting of a policy on providing equity award compensation to Senior Executives of the Company.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Proposal 5: A shareholder proposal, as described herein, if properly presented at the meeting, requesting Board action to eliminate the supermajority voting requirements in the Company’s Certificate of Incorporation and Bylaws.

Proposal 6: A shareholder proposal, as described herein, if properly presented at the meeting, regarding director term limits.

The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve each of Proposals 4, 5, and 6. In connection with each such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

As discussed below, under NYSE Rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on any non-routine proposal (Proposals 1 and 3 through 6) without your specific instructions.

Who may vote and what constitutes a quorum at the meeting?

The close of business on April 9, 2019 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

In order to conduct the Annual Meeting, shareholders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as being present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as being present and entitled to vote for purposes of determining a quorum only for routine matters. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

How many votes do I have?

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors (in a cumulative voting system, each shareholder would be entitled to one vote per share multiplied by the number of directors to be elected). The total number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 467,236,136.

How do I vote?

A shareholder may vote in person at the Annual Meeting by filling out a ballot or may vote in advance of the Annual Meeting by using a proxy to authorize a proxy to vote on his or her behalf. There are three ways to use a proxy:

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

Telephone: You may call toll free at 1-800-690-6903, and follow the instructions on the proxy card or on the Notice of Internet Availability.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and allow shareholders to provide their voting instructions and confirm that the instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the proxy card for the Annual Meeting.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on June 3, 2019.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

The Company encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for the Company.

How are the proxy materials delivered?

The Company is again reducing its costs by taking advantage of SEC rules that allow companies to furnish proxy materials to shareholders primarily through the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders who (i) own shares directly in the Company (“shareholders of record”) and not through a broker, bank, or intermediary directly to their mailing address unless they have directed the Company to provide the materials in a different manner or (ii) hold shares of Common Stock through the Company’s stock-based benefit plans. See Benefit Plan Voting below. Shareholders whose shares are held for them by brokerage firms, banks, or other intermediaries (“beneficial owners”) will have the proxy materials or the Notice forwarded to them by the intermediary that holds their shares. The Notice provides instructions on how to access and review all of the important information contained in the Company’s proxy statement and 2018 Annual Report to Shareholders, as well as how to cast your vote, over the Internet.

Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials, including the 2018 Annual Report to Shareholders, can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders on April 25, 2019.

What is a broker non-vote?

If you hold your shares in “street name” (i.e., through a broker, bank, or other nominee), it is critical that you cast your vote if you want it to count in the election of directors. SEC regulations currently prohibit brokers or nominees to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, with respect to the proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation, or with respect to any of the shareholder proposals, if properly presented, no votes will be cast on your behalf with respect to these matters. These uncast “votes” are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

What effect do broker non-votes and abstentions have?

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1 and 3 through 6) because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal. However, when a proposal requires the affirmative vote of a percentage of the Company’s outstanding shares entitled to vote in order to be approved, a broker non-vote will have the same effect as a vote against the proposal.

If you abstain from voting on Proposals 1 through 6, your vote will be counted as present for determining whether a quorum exists but will not be treated as cast for or against that matter.

What if I sign and date my proxy but do not provide voting instructions?

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and do not provide voting directions, signed and dated proxy cards will be voted as follows:

•	FOR the election of each of the nominees for director named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company; and

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

•	FOR approval of the Named Executive Officer compensation.

•	AGAINST approval of a shareholder proposal, if properly presented

•	AGAINST approval of a shareholder proposal, if properly presented

•	AGAINST approval of a shareholder proposal, if properly presented

Other than the matters listed on the attached Notice of 2019 Annual Meeting of Shareholders of New York Community Bancorp, Inc., the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holder discretionary authority to vote the shares represented by the proxy in accordance with his or her best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

May I revoke my proxy?

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself constitute revocation of your proxy.

Who pays the costs of soliciting proxies?

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Equinti (US) Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $7,000 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, New York Community Bank (the “Community Bank” or the “Bank”), without receipt of additional compensation.

The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank in order to do so.

What is the admission policy for the Annual Meeting?

Attendance at the Annual Meeting is limited to:

(1) Shareholders of record of Common Stock;

(2) Beneficial holders of Common Stock; and

(3) Authorized representatives of entities who are beneficial holders of Common Stock.

In addition to a valid photo ID or other satisfactory proof of identification, a shareholder must present the following materials in order to be admitted to the Annual Meeting:

(A)	Record holders must present the top portion of their proxy card, which will serve as an admission ticket.

(B)

Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

(C)

In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

The use of cameras, recording devices and other electronic devices, and cellular phones or PDAs (including those with photographic and/or video recording capabilities) will not be permitted at the Annual Meeting. Any devices or instruments that may be potentially disruptive will not be permitted. Company representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

What is the Limit on voting securities?

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Based solely on information in reports filed with the SEC, certain persons or entities are known by management to be the beneficial owners of more than 5% of the outstanding shares of Common Stock as of the Record Date and in some cases have indicated beneficial ownership of up to 10% of the Common Stock outstanding as of that date. If such owners were to increase their holdings above 10% or if other shareholders were to acquire beneficial ownership of shares in excess of that amount, they would not be entitled to any vote with respect to the shares held in excess of 10%.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

BENEFIT PLAN VOTING

Active employee-participants in the Company benefit plans who hold Common Stock will receive an e-mail that contains a link to this proxy statement, along with procedures to follow in order to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independent of the Company benefit plans. Retired and inactive employee-participants will receive their proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received by the Company will be voted by the trustee for the Company’s tax-qualified plans holding Common Stock in the same proportion as the voting instructions the trustee receives from other participants or, in the case of the Company’s equity incentive plans, as directed by the Company. Benefit plan voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 29, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 9, 2019. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	55,818,208	(1)	11.40%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	45,114,668	(2)	9.20%
Barrow Hanley Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, Texas 75201	41,199,922	(3)	8.40%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on January 29, 2019.
(2)	Based solely on information filed in a Schedule 13G/A with the SEC on February 11, 2019.
(3)	Based solely on information filed in a Schedule 13G with the SEC on February 11, 2019.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

Our management and Board value direct and transparent engagement with our shareholders and regularly seek opportunities to obtain feedback in connection with our governance, management compensation, and strategies. We embrace engagement as an important tenet of good governance and we value the views of our shareholders and other stakeholders. We believe that positive dialogue builds informed relationships that promote transparency and accountability, allowing us to respond more fully to the interests of our shareholders as they adjust to evolving governance and compensation norms in our competitive industry.

Our shareholder outreach program consists of regular management dialogue with the investor community (the “Management Outreach Program”) and formal outreach by our independent Board members to institutional shareholders by (the “Board Outreach Program”).

As part of our Management Outreach Program, our CEO, Chief Financial Officer, and other senior members of management conduct regular investor communications, including conferences, non-deal road shows and individual and group conference calls with portfolio managers and industry analysts. Each quarter’s earnings press release is thoroughly reviewed in open investor conference calls with broad participation and significant Q&A by the analyst community. Our senior management regularly makes themselves available for such communications across the United States and in Europe, focusing on elements of our strategic plans, consolidated business results and capital structure, and other topics of interest to shareholders. We believe that management can strengthen its ability to lead the Company by constructively discussing our business and strategy in such settings.

As part of the Management Outreach Program, our CEO and Chief Financial Officer met with shareholders at 11 investment conferences and held 38 investor meetings in person or by teleconference. In total, management met with 194 shareholders or prospective shareholders from 131 discrete institutions. Management also held discussions with a major proxy advisory group to further understand the basis for their specific concerns.

Additionally, as part of the Board Outreach Program, our Presiding Director, Compensation Committee Chairman, Audit Committee Chairman, and other independent members of the Board participate in meetings with shareholders. For several years, the Company has conducted formal shareholder outreach in this manner in order to allow our Board members to hear directly from investors regarding their perspectives on our business. During such calls the Board members and a group of senior officers solicit feedback from institutional investors that is taken into account by the Board in making strategic and other corporate governance and compensation decisions.

The Board encourages participation from our shareholders in its outreach program. Participation levels vary from year-to-year. For this year’s Board Outreach Program, which began in 2018 and continued into 2019, we contacted our 25 largest stockholders, who represented approximately 66.13% of our then-outstanding shares. Of those contacted, investors representing approximately 35.16% of the then-outstanding shares made themselves available to speak with us, including 5 of our 10 largest shareholders. The 5 largest shareholders included the top 3 shareholders listed on page 5.

Not all investors we spoke with expressed the same views about each topic discussed during our calls, but we listened carefully to each and gave each equal weight.

The feedback we received was generally supportive, and the conversations included in-depth discussion about various compensation and corporate governance issues, including with respect to, shareholder opinions about the benefits and drawbacks of our incentive compensation program, board composition, risk oversight, and other governance matters. On the whole, we also learned that, although some consistent themes exist, our shareholders have varying views on compensation and governance topics, and much effort was made to balance the differing and sometimes contrasting viewpoints. Shareholders were generally consistent in their view that the Company should provide greater detail on the scope of its shareholder outreach efforts and describe the specific nature of shareholder concerns. Accordingly, we are including in this year’s proxy statement greater specifics on the scope of our shareholder outreach efforts and on the feedback we received, including with respect to shareholder concerns that triggered the adverse say-on-pay advisory vote in 2018.

The Board was particularly disappointed in the vote against our 2018 say-on-pay resolution, which followed a weak level of support in 2017 (approximately 48.5% in favor). The Board took the say-on-pay vote failure very seriously and the members of our Board who participated in the Board Outreach Program were charged with reaching out to gain a better understanding of what drove this result. From the calls, they came away with several important understandings including that more was needed to relate executive pay to corporate performance.

While many of our institutional shareholders, who control significant blocks of the ownership interests in our company, conceded that they defer their decision-making to one or another of the world’s largest proxy advisory services, many of the investors with whom we met said that while they do review the recommendations of proxy advisory services on say-on-pay votes as part of their voting determination process, they do not always vote consistent with such recommendations. The information we received from our investors, which covered compensation program design,

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

shareholder voting processes, corporate governance and disclosure matters, was shared with the Compensation Committee and the full Board.

In response, the Board undertook to refresh the Compensation Committee and restructure our executive compensation plans as described below and in our Compensation Discussion and Analysis beginning on page 23. The new Compensation Committee then held in-depth discussions, considering the feedback received and how to address it. Shareholder feedback was an essential element of the Committee’s evaluation of possible revisions to the program. While many of the outreach sessions ranged beyond executive pay to topics including the Company’s business and strategy, common themes relating to executive pay did emerge from these discussions. A summary of shareholder comments about our compensation program and our responses is included at page 24 under the Compensation Discussion and Analysis. Additionally, the following lists certain corporate governance themes addressed in our outreach discussions:

What we heard		Our Response

The Compensation Committee membership should be refreshed.	✓	Following the 2018 shareholder meeting the Board appointed three new members of the Compensation Committee, replacing the previous Chairman and all other members. All of the members of the Committee are independent. See the disclosure regarding the Compensation Committee on page 16.

The Board members should have a deep and thorough understanding of the Company’s business model and operations.	✓	The Board members each have significant knowledge and experience in our principal business areas, including our core real estate and real estate finance businesses. Our Board members maintain active oversight of the Company’s operations, meeting on a weekly basis to review lending activity in our core multi-family, commercial residential real estate, and other lending businesses and meeting on a monthly basis to review the full scope of operational, governance, credit, risk management, and other matters important to our condition and performance.

Shareholders who have a meaningful interest in voicing proposals in the best interests of the Company should have the opportunity to have their proposals published in the Company’s proxy statement.	✓	In 2016 the Board voted to amend the Company Bylaws to adopt additional “proxy access” provisions reducing the ownership threshold to 3% for determining shareholders eligible to include their own nominees for director in the Company’s proxy materials and increasing the aggregate number of shareholders that can combine their shares to reach the ownership threshold to 20.

The Company should maintain a robust and comprehensive risk management program, incorporating rigorous oversight by the Board of Directors.	✓	Our Board has maintained an active Risk Assessment Committee that meets each month and oversees a broad-based risk management program lead by an experienced Chief Risk Officer and in accordance with requirements for exacting standards for U.S. Bank Holding Companies under the Dodd-Frank Act.

Some shareholders favor declassification of the Board of Directors, while others favor a Board whose members are elected in multiple classes over three years.	✓	In 2016 we encouraged shareholders at the annual meetings to approve a charter amendment that would eliminate our classified board structure and allow all directors to be elected annually. The amendment did not receive the required vote to pass. The Board will continue to assess the potential for adoption of such a measure at a future annual meeting.

The Board of Directors should seek to refresh its members from time to time so that its composition reflects an appropriate mix of individuals by tenure, skills, expertise, experience, age, and gender, in connection with current and future Company business needs.

	✓	Although investors expressed minimal concerns about the current Board composition and individual directors, the Board maintains a policy to consider a mix of individuals by tenure, skills, expertise, experience, age, gender, race, and ethnicity in connection with current and future Company business needs. Additionally, in response to the failed say-on-pay vote in 2018, the Board undertook to restructure its Compensation Committee with new members who offer unique qualifications and experience as well as a diversity of viewpoints.

The Board should be composed of individuals who bring a variety of relevant skills and experience to their position.	✓	Our Board of Directors is comprised of individuals possessing a well-rounded variety of skills, knowledge, experience and perspectives and who have unique perspectives on our business, all of which are listed in enhanced proxy statement disclosures, including Board skills, recruitment and related matters. (Additional disclosure regarding our Directors’ skill sets and how they align with our corporate strategy appears on pages 48 of this proxy statement).

The Company should plan for succession in senior management positions.	✓	Formal succession plans are maintained for the Chief Executive Officer and Chief Operating Officer, as well as for certain other senior Company officers, and the plans are reviewed at least annually by the Board of Directors.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

Additional disclosure regarding the relationship between our NEO compensation programs and long-term value creation appears on pages 33 of this proxy statement. Stockholders are urged to read the Compensation Discussion & Analysis section and other information in this Proxy Statement to better understand how the Company’s executive compensation program engages and aligns with the Company’s performance.

Results of Election of Directors at 2018 Annual Meeting – At our 2018 annual meeting of shareholders, Joseph R. Ficalora, James J. O’Donovan and Hanif M. Dahya were re-elected to the term of the Board that expires at the 2021 annual meeting of shareholders. Mr. Ficalora and Mr. O’Donovan received the affirmative vote of 93.8% and 87.3% of the votes cast for their re-election. However, Mr. Dahya only received the affirmative vote of a narrow majority of the votes cast for his reelection. Last year’s results for Mr. Dahya were disappointing, particularly given (1) that he previously received the affirmative support of 98.2% of votes cast at the 2015 annual meeting of shareholders, (2) his extensive and valuable financial and risk management experience and insight, and (3) the Board’s objective of maintaining Board members with diverse background, perspective and skill that Mr. Dahya possesses. The Board believes that last year’s results are connected to Mr. Dahya’s service as a member of the Compensation Committee during a year in which shareholders voted down our say-on-pay proposal. As noted above, following the 2018 annual meeting of shareholders, the Board refreshed the entire Compensation Committee, and Mr. Dahya no longer serves on that Committee.

We value shareholder input and we encourage you to share your opinions with us. You can do so by writing to us at the address on page 71 of this proxy statement. You can also provide feedback on our executive compensation program by contacting us through our Investor Relations Department (please visit our website www.myNYCB.com) or through the other contacts identified on page 19 of this proxy statement.

Community Support – Service to our customers and the community is an important part of the New York Community Bank culture. We support the communities we serve through lending, investments, services, and charitable giving, including through New York Community Bank Foundation and Richmond County Savings Foundation, with the following notable highlights:

✓	Annually, the Bank and the Foundations contribute more than $4 million through grants, employee giving, sponsorships, pro bono, and in-kind donations.

✓	New York Community Bank employees volunteered 2500 hours for community organizations in 2018.

✓	More than 125 Bank employees have leadership roles within community organizations.

✓	Employees participated in more than 900 community events in 2018.

✓

The Foundations have awarded more than $90 million in grants to more than 5,500 community organizations since 2000, including $14.6 million for health and human services, $12.7 million for education, $15.8 million for civic and community organizations, and $15.4 million for arts and culture.

✓	The Bank’s corporate philanthropy program contributes nearly $1.4 million annually to community organizations.

The Bank provides multi-family lending to borrowers with collateral properties in low and moderate income areas of the communities we serve. The Bank’s multi-family lending in low and moderate income areas represents 58% of total loans and 51% of total loan amount.

The Bank also provides lending for borrowers in the low and moderate income areas of the communities we serve, including financing for 60% of the number of loans and 56% of loan amounts that were in the low and moderate areas of New York where we committed to continuing our leadership role in the New York City multi-family housing market including by lending in low and moderate income areas.

Additionally, we support communities impacted by disasters through corporate donations to relief organizations. We also provide our employees with paid time off to volunteer with community organizations and encourage our employees to lead philanthropic initiatives that matter to them.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PHILOSOPHY

Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and to maintaining sound corporate governance principles consistent with current rules and practices. Under the leadership of the Nominating and Corporate Governance Committee, we have concentrated significant efforts and resources on ensuring that our overall corporate governance practices serve the best interests of the Company and its shareholders, focusing on the changing needs for financial institution boards in the current regulatory environment; we have taken into consideration the governance policies and practices of our peers; and we have also developed an active shareholder outreach program to better understand the views and concerns of our large shareholders. In recent years, the Board has adopted various corporate governance policies and practices to address such views and concerns.

We have a Risk Assessment Committee comprised of independent directors to assist the Board in overseeing and reviewing information regarding our enterprise risk management program, risk exposure, and risk governance policies and practices. See page 17 for a description of the committee.

Certain governance policies and practices in effect during 2018 are listed in the chart below.

Board and Governance Information	2018

Size of Board	11

Number of Independent Directors	9

Staggered Election of Directors	Yes

Majority Voting for Directors	Yes

Proxy Access for Shareholders	Yes

Separation of the Chairman of the Board and Chief Executive Officer Positions	Yes

Independent Presiding Director	Yes

Code of Business Conduct and Ethics	Yes

Annual Board & Committee Evaluations	Yes

Risk Assessment Committee	Yes

Executive Compensation	Yes

Claw Back Provision	Yes

Board Member and Executive Ownership of Shares	Yes

Anti-Pledging and Hedging	Yes

No Poison Pill	Yes

The Board-adopted Corporate Governance Guidelines are available on the corporate governance pages of the Investor Relations portion of our Company’s website, www.myNYCB.com, and also are available in print to any shareholder who requests a copy. These guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

We will continue to actively monitor, and consider additional changes to, our corporate governance practices in the future.

DIRECTOR INDEPENDENCE

The Board has determined that the following nine directors are “independent” within the meaning of the rules of the New York Stock Exchange: Dominick Ciampa, Hanif “Wally” Dahya, Leslie D. Dunn, Michael J. Levine, James J. O’Donovan, Lawrence Rosano, Jr., Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees are independent in accordance with the listing standards of the NYSE and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but

CORPORATE GOVERNANCE

also from that of persons or organizations with whom or which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the NYSE) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Ciampa, Levine, O’Donovan, and Rosano are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank, and Director Levine is a guarantor of a loan between the Community Bank and a family member. These directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to the four directors are fully performing in accordance with their terms. Accordingly, the lending relationships maintained by the Community Bank with Messrs. Ciampa, Levine, O’Donovan, and Rosano would not be inconsistent with a determination that they are independent directors of the Company.

Further, Directors Ciampa, Levine, O’Donovan, and Rosano possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market, where the Community Bank currently conducts significant portions of its lending business. The Board has determined that it is in the best interests of the Community Bank and the Company not to exclude such potential borrowers from conducting business with the Community Bank in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Community Bank’s other borrowers.

BOARD LEADERSHIP STRUCTURE

The Company relies on a three-part leadership structure, with Mr. Ciampa serving as Chairman of the Board of Directors, Mr. Levine serving as Presiding Director, and Mr. Ficalora serving as President and Chief Executive Officer. The Board considers this structure an effective one for enabling the Chairman, Presiding Director, and CEO to share knowledge and responsibilities, for preserving Board independence, and for carrying out other important governance principles. Generally, the structure is intended to promote synergies among the three leadership positions, with the Chairman overseeing the functioning of the Board and its stewardship of the Company, the Presiding Director assisting the Chairman and overseeing certain Board stewardship and other governance functions, including by leading the independent members of the Board, and the President and Chief Executive Officer serving as senior managing officer of the Company, overseeing day-to-day operations and carrying out its strategic goals and objectives. (See below for additional detail regarding the roles of the Independent Chairman of the Board and Presiding Director.)

The Chairman of the Board is an independent director. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. The Board determined that separating the roles of Chairman and President and CEO would allow the CEO to devote the requisite significant time to, and focus on, managing our business and maintaining our financial strength.

The Company’s independent Presiding Director functions as a Lead Director, but the Board prefers the term Presiding Director to emphasize that all directors share equally in their responsibilities as members of the Board. The Presiding Director presides at all Board meetings and executive sessions at which the Chairman is not present and is responsible for coordinating the annual self-evaluations of the members of the Board. Additionally, the Presiding Director is available for consultation and communication with shareholders as part of the Board’s shareholder outreach program and performs such other functions as the Board directs. The Presiding Director is appointed annually by, and from among, the independent directors.

Committee Chairs – All Committee chairpersons are independent and are appointed annually by the Board. They approve agendas and materials for their respective committee meetings and serve as the liaisons between committee members and the Board and between committee members and senior management.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board devotes significant attention to the oversight of risks inherent in our banking business, including information security risk, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. Management of risk is a key part of our success.

CORPORATE GOVERNANCE

The Board reviews the key risks associated with the Company’s strategic plan annually and regularly throughout the year as part of its consideration of the strategic direction of the Company as well as reviewing the output of the Company’s risk management process each year and reviewing risks associated with specific business units and corporate functions.

While the Board of Directors as a whole is responsible for risk management oversight, management is responsible for the day-to-day management of the risks faced by the Company. Our Chief Risk Officer reports to the Risk Assessment Committee. The Chairman of the Board’s Risk Assessment Committee meets regularly with management to discuss strategies and the risks facing the Company. Senior members of management attend Board meetings and are available to address questions or concerns raised by the Board on risk management and other matters.

In carrying out its responsibilities in this area, the Board has delegated important duties to its committees. The Risk Assessment Committee has responsibility to oversee the functioning of the Company’s enterprise risk management program and to ensure that risk is appropriately identified, measured, mitigated, monitored, and reported within approved governance structures. Among its duties, the Risk Assessment Committee reviews with management Company policies regarding risk assessment and management of risks that may be material to the Company, the Company’s system of disclosure controls and system of internal controls over financial reporting, the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structures, and the Company’s compliance with legal and regulatory requirements. The Chairman of the Risk Assessment Committee is independent and has the requisite risk experience required under the Dodd Frank Act’s Enhanced Prudential Standards for large banks.

The Risk Assessment Committee also is actively involved in oversight of the Company’s cybersecurity risks. Information security breaches and other cybersecurity events can lead to significant financial losses and reputational harm to a breached company, and information security, including cybersecurity, is a high priority for our Company. Accordingly, we continue to develop policies and utilize technology to protect our information and that of our clients from cyberattacks or other corruption or loss. Our Chief Information Security Officer is responsible for developing, implementing, and maintaining an effective information security program, which includes, but is not limited to, the performance of risk assessments for the purpose of identifying and documenting risks and mitigating controls. The information security program is subject to independent testing and relies upon the Federal Financial Institutions Examination Council’s Cybersecurity Assessment framework to gauge the program’s maturity level, New York State Department of Financial Services information security regulations, and other evolving standards. The Board, directly and through the Risk Assessment Committee, actively oversees management’s efforts to maintain and enhance our cybersecurity practices, reviewing and approving information security policies and programs, including those relating to cybersecurity, security risk assessment, security strategies, disaster recovery, business continuity and incident response plans. The CISO conducts training and awareness programs for the Board to ensure that the Board remains aware and informed on information security incidents and response plans.

The Audit Committee also serves a key role in managing our risk, mainly through its oversight of the external and internal audit function, which assesses and tests the adequacy of internal controls and the financial reporting process. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters.

Finally, the Compensation Committee has responsibility for overseeing certain risks in the Company’s incentive compensation practices and has authority to conduct annual reviews of such compensation arrangements and practices to ensure that they do not encourage inappropriate risk-taking. The Compensation Committee also oversees succession planning for possible successors to the positions of Chief Executive Officer and Chief Operating Officer and planning for other key senior management positions. The Compensation Committee has concluded that the compensation policies are not reasonably likely to have a material adverse effect on the Company.

In performing these risk oversight functions, the Risk Assessment, Audit, and Compensation Committees of the Board each have full access to management in the Enterprise Risk Management and Internal Audit areas and in other first and second line functions within the Company, as well as the ability to engage advisors, and each committee reports back to the full Board and works with all members of the Board to fulfill risk oversight objectives. The entire Board reviews and approves, on an annual basis, all significant policies that address risk within our consolidated organization, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. The Board monitors risk through reports received on a periodic basis from management.

The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, through special meetings of the independent directors. See Board Committees – The Risk Assessment Committee on page 17 for further information.

CORPORATE GOVERNANCE

OTHER GOVERNANCE PRACTICES

Majority Voting in Director Elections – Our Certificate of Incorporation requires that nominees for Director in uncontested elections receive a majority of the votes cast in respect of their election as directors. If an election is uncontested, each of our director nominees has agreed to tender his or her irrevocable contingent resignation if he or she is not elected by a majority of votes cast by shareholders. Our Nominating and Corporate Governance Committee will promptly consider the director’s resignation and recommend to our Board whether to accept or reject the resignation. Our Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety days of the applicable shareholder meeting and will then publically disclose its decision.

Shareholder Rights Plan – We do not have a shareholder rights plan and are not currently considering adopting one.

Corporate Governance Guidelines – Our Corporate Governance Guidelines formalize certain of the Bank’s and the Board of Directors’ existing governance policies and practices with respect to board membership; leadership; roles, procedures and practices; committees; and executive officer evaluations, compensation and succession and also address the new governance policies discussed below. These Corporate Governance Guidelines are available on the Company’s website (www.myNYCB.com) under Investor Relations.

Board Self-Evaluations – The Board of Directors annually assesses its effectiveness, the operations of its committees, and the contributions of director nominees. The independent Presiding Director coordinates the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

Proxy Access – Our amended and restated Bylaws permit a shareholder, or a group of up to 20 shareholders, that owns three percent or more of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials candidates for election as directors. Such shareholder(s) or group(s) of shareholders may nominate up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the eligibility, notice, and other requirements specified in the Bylaws.

Code of Business Conduct and Ethics – The Company maintains a Code of Professional Conduct, applicable to all Company and Community Bank employees, which sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Community Bank’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Community Bank’s best interests. The CEO, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the CEO, Chief Operating Officer, and Chief Financial Officer of the Company. Copies of both Codes, which also apply to the directors of the Company, are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Stock Ownership Policy – The Company maintains a Stock Ownership Policy which is intended to align the interests of senior executives and non-executive directors of the Company with the interests of the Company’s shareholders, and to support sound risk management by requiring each to attain and maintain a target level of stock ownership. The target level of stock ownership in the Company that each must attain and maintain shall differ depending on the applicable officer’s or director’s category and is expressed, for the year being measured, as a multiple of annual base salary for executives and as a multiple of annual retainer for non-executive directors. For the CEO, the multiple is six times base salary, for senior executives (including the NEOs), the multiple is four times base salary, and for the non-executive directors, the multiple is five times the annual retainer exclusive of any compensation for committee fees, meeting fees, and leadership roles.

Executive Sessions of the Board – In 2018, the Board met 12 times in executive session with the CEO and COO present and, in keeping with the Company’s Corporate Governance Guidelines, met three times in executive session with no members of management present.

Board Diversity and Tenure – The Nominating and Corporate Governance Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. As set forth in the Company’s Corporate Governance Guidelines, the Board and the Committee consider:

➢	Whether the individual meets the requirements for independence;
➢	The individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;

CORPORATE GOVERNANCE

➢	The individual’s understanding of the Company’s business and markets;
➢	The individual’s professional expertise and experience;
➢	The individual’s educational and professional background; and
➢	Other characteristics of the individual that promote diversity of views and experiences, including diversity with respect to gender, age, race and ethnicity.

The Nominating and Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board and evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors who will best enhance the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in, and contributions, to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, copies of which are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Long-tenured directors can offer significant benefits in the governance of the Company due to the deep knowledge of our business and functioning they acquire through years of service. They provide continuity and stability at the highest governance level, as well as historical perspectives that are indispensable in determining the Company’s strategic vision. Long-tenured directors maintain significant institutional knowledge and offer stability. In addition, due to their historical knowledge of the Company, long-tenured directors can be particularly well suited to exercise Board-level influence and to provide an effective challenge mechanism when required. Over the course of time, in addition to their stature, long-tenured directors develop important working relationships with other Board members and management, resulting in effective collaboration in carrying out the Company’s objectives and management oversight. Our Board believes that director tenure, like other governance policies and structures, should be tailored to the Company’s unique governance needs and challenges. While long-tenured directors bring a depth of valuable experience to our Board, the Company is also committed to “fresh perspectives,” having added four new independent directors to our Board in the past five years.

Our Bylaws provide that, unless otherwise determined by a majority of the disinterested members of the Board, no person may be elected, appointed, or nominated as a director after December 31 of the year in which such person attains the age of 80. Based upon, among other things, the significant experience, knowledge, and value they offer the Board, the Board has unanimously determined to exempt Mr. Tsimbinos from this retirement age requirement.

BOARD COMMITTEES

The Board conducts its business through periodic meetings and through the activities of its committees. In 2018, the Board held 12 regular monthly meetings and various standing committees of the Board met another 39 times, for an aggregate of 51 meetings. All incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such directors served during fiscal year 2018. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.

CORPORATE GOVERNANCE

The Board has four standing committees as follows: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Corporate Governance Committee, and (iv) Risk Assessment Committee. Each committee has a written charter adopted by the committee and ratified by the Board. As required by NYSE Rules, charters for the Audit, Compensation, and Nominating and Corporate Governance Committees can be found on the Investor Relations portion of the Company’s website at www.myNYCB.com, and are available in hardcopy to any shareholder who requests them. Each member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has been determined by the Board to be independent for purposes of the NYSE corporate governance listing standards and within the meaning of regulations of the SEC.

The following table presents the membership of our Board members on the various Board committees as of April 9, 2019:

Director

Dominick Ciampa†

Hanif “Wally” M. Dahya#

Leslie D. Dunn

Michael J. Levine*@

James J. O’Donovan

Lawrence Rosano, Jr.

Ronald A. Rosenfeld

Lawrence J. Savarese*#

John M. Tsimbinos

Joseph R. Ficalora

Robert Wann

Meetings Held in 2018	13	11	3	12	50	11

(1)	All Company Board Committees are replicated at the bank level. Additionally, the Community Bank Board maintains a Mortgage and Real Estate Committee and Commercial Credit Committee.

Chairman of the Committee Member of the Committee
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
@	Designated independent Presiding Director
#	Designated as Risk Committee Expert

Previously, the Board had four additional committees: a Capital Assessment Committee, Cyber Security Committee, Investment Committee, and Insurance Committee. Upon careful review, it was determined that the Board could operate more effectively and efficiently by reassigning each of the subject committee’s oversight responsibilities into the Risk Assessment Committee, the Audit Committee, or the whole Board. Therefore, as of January 30, 2018, the Capital Assessment and Cyber Security Committees of the Board were disbanded and their oversight responsibilities were generally consolidated into the Risk Assessment Committee. As of June 19, 2018, the Investment and Insurance Committees of the Board were disbanded and their oversight responsibilities were reassigned to the whole Board.

CORPORATE GOVERNANCE

A description of the nature and purpose of each of the Board committees follows.

The Board Committees act under written charters adopted by the Board of Directors which include detailed lists of the respective Committees’ functions. Copies of the charters for the Audit, Compensation, Nominating and Corporate Governance, and Risk Assessment Committees are available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Audit Committee

Members:

Lawrence J. Savarese (Chair)

Hanif M. Dahya

Leslie D. Dunn

Michael J. Levine

Ronald A. Rosenfeld

The Board of Directors has determined that Messrs. Savarese and Levine are “audit committee financial experts” under the rules of the SEC.

Meetings held in 2018: 13

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes.

This Committee meets with the Company’s and the Community Bank’s internal auditors to review the performance of the internal audit function.

A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

CORPORATE GOVERNANCE

Compensation Committee
Members: John M. Tsimbinos (Chair) Leslie D. Dunn Lawrence Rosano, Jr. Meetings held in 2018: 11

This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. (See Compensation Discussion and Analysis beginning on page 23 for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation.)

Consistent with SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

At the Committee’s direction, management of the Company maintains an Incentive Compensation and Performance Management Committee responsible for overseeing and monitoring non-executive incentive compensation objectives, performance management, and incentive compensation plans. The Committee, which consists of various senior officers, including the Chief Operating Officer and the Chief Risk Officer, has assessed the Company’s non-executive incentive compensation plans to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process includes a review of plan policies and practices; an analysis to identify risks and risk controls related to the plans; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk controls, and the consistency of the programs and their risks with regard to the Company’s strategies. Compensation agreements are subject to risk reviews by first and second lines of defense: an attorney designed by the Chief Operating Officer performs a first line review, which is followed by the Chief Risk Officer’s second line review. Reporting by the Incentive Compensation and Performance Management Committee to the Compensation Committee occurs at least annually.

Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, the ability of a participant to directly affect payout, and the controls on participant action and payout.

In response to the results of the 2018 shareholder advisory vote on executive compensation, in the initial Board meeting following the 2018 annual meeting of shareholders, the Board restructured the Compensation Committee replacing its members with the current members. The newly restructured Compensation Committee took several steps to revise the executive compensation program, which is described in further detail under the Compensation Discussion and Analysis section of this proxy statement.

Based on the foregoing, we believe that our executive compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee.

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

Members:

Michael J. Levine (Chair)

Dominick Ciampa

Hanif M. Dahya

James J. O’Donovan

Leslie D. Dunn

Lawrence Rosano, Jr.

Ronald A. Rosenfeld

Lawrence J. Savarese

John M. Tsimbinos

Meetings held in 2018: 3

The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of the Company’s corporate governance practices and policies, including an effective process for shareholders to communicate with the Board. The Committee is composed entirely of independent directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Nominating and Corporate Governance Committee’s charter is available on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com and is available in print upon request.

The Committee’s role in, and process for, identifying and evaluating prospective director nominees is described herein and above in Board Diversity and Tenure. See also Procedures for Shareholders to Recommend Directors. In addition, the Committee makes recommendations to the Board concerning director independence, Board committee assignments, committee chairman positions, Audit Committee “financial experts,” the financial literacy of Audit Committee members, and Risk Assessment Committee “risk management experts.”

Risk Assessment Committee

Members:

Michael J. Levine (Chair)

Lawrence Rosano, Jr. (Vice Chair)

Dominick Ciampa

Hanif M. Dahya

Leslie D. Dunn

James J. O’Donovan

Ronald A. Rosenfeld

Lawrence J. Savarese

The Board of Directors has determined that Messrs. Dahya and Savarese are “risk management experts” under the enhanced prudential standards of the Dodd-Frank Act.

Meetings held in 2018: 12

The Risk Assessment Committee has been appointed by the Company’s Board of Directors to assist the Board in fulfilling its responsibilities with respect to oversight of the Company’s risk management program, including as it relates to the risk appetite of the Company and the policies and procedures used to manage various risks, including credit, market, interest rate, liquidity, legal/compliance, regulatory, strategic, operational, reputational, and certain other risks.

As of January 30, 2018, the Company’s former Capital Assessment Committee and Cyber Security Committee were consolidated into the Risk Assessment Committee, and the Risk Assessment Committee’s responsibilities were expanded to include oversight of the Company’s capital and stress testing program as required under the applicable rules and regulations of the Dodd-Frank Act and oversight of the Company’s exposure to cyber risk as an integral aspect of the Company’s overall risk management strategies.

The Risk Assessment Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing, and maintaining an effective risk management program. The Company’s departmental managers are the first line of defense for managing risk in the areas for which they are responsible. As a second line of defense, the Company’s Chief Risk Officer provides overall leadership for the Company’s enterprise risk management framework, including risk identification, risk measurement, risk monitoring, risk mitigation, risk reporting, and model risk.

At each regularly scheduled meeting of the Risk Assessment Committee, the Committee receives a monthly report from the Chief Risk Officer with respect to the Company’s approach to the management of major risks, including the implementation of the enterprise risk management program and risk mitigation efforts. The Chief Risk Officer is responsible for an integrated effort to identify, assess, and monitor risks (including through risk measurement, risk monitoring, risk mitigation, and risk reporting) that may affect the Company’s ability to execute on its corporate strategy, perform in accordance with approved risks limits and warning levels, and fulfill its business objectives. The Risk Assessment Committee enhances the Board’s oversight of risk management.

CORPORATE GOVERNANCE

In addition to the above described committees of the Company Board, the Community Bank Board maintains committees with important oversight responsibilities for the Bank’s lending functions: the Mortgage and Real Estate Committee and the Commercial Credit Committee of the Community Bank Board serve important governance functions in the lending businesses of the Company. The multi-family, commercial real estate, commercial and industrial, and other non-residential loans we originate all are made in accordance with loan underwriting policies and procedures approved by the Committees, which maintain active oversight of management’s loan origination, servicing, and collections processes. Committee members, who have significant experience in real estate businesses as well as real estate and other lending, apply their knowledge and expertise in key policy and risk-management decisions relating to these core business areas.

Mortgage and Real Estate Committee – The Mortgage and Real Estate Committee is a committee of the Community Bank Board of Directors and was appointed by the Community Bank’s Board to oversee the Community Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Community Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and residential real estate; lending and lending risk; and the business of financial institutions.

The members of the Mortgage and Real Estate Committee are Messrs. O’Donovan (Chair), Ciampa, Ficalora, Levine, Rosano, and Tsimbinos. The Mortgage and Real Estate Committee met 50 times in 2018.

Commercial Credit Committee – The Commercial Credit Committee is a committee of the Community Bank Board of Directors and was appointed by the Community Bank’s Board in September 2018 to oversee the Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and industrial real estate lending, lending risk, and the business of financial institutions.

The members of the Commercial Credit Committee are Messrs. Dahya (Chair), Ciampa, Ficalora, Levine, O’Donovan, Rosano, Savarese, and Tsimbinos. The Commercial Credit Committee of the Community Bank Board met 11 times in 2018 (prior to the merger of the Commercial Bank into the Community Bank, the former Credit Committee of the Commercial Bank Board had met 46 times in 2018).

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All of the then-serving Board members attended the Annual Meeting of Shareholders held on June 5, 2018 except for Mr. Dahya.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other parties interested in communicating directly with the Company by directing correspondence to any of the individuals listed below. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above, and request copies of any correspondence.

CORPORATE GOVERNANCE

How to contact us:

Chief Governance Officer	New York Community Bancorp, Inc. 615 Merrick Avenue, Westbury, NY 11590 Attention: Chief Governance Officer
Investor Relations	New York Community Bancorp, Inc. 615 Merrick Avenue, Westbury, NY 11590 Attention: Investor Relations Investors@myNYCB.com
Board of Directors	New York Community Bancorp, Inc. c/o Office of the Corporate Secretary 615 Merrick Avenue, Westbury, NY 11590
Presiding Director	New York Community Bancorp, Inc. c/o Office of the Corporate Secretary 615 Merrick Avenue, Westbury, NY 11590 Attention: Michael J. Levine, Presiding Director
Audit Committee of the Board of Directors	New York Community Bancorp, Inc. c/o Office of the Corporate Secretary 615 Merrick Avenue, Westbury, NY 11590 Attention: Lawrence J. Savarese, Audit Committee Chairman

PROCEDURES FOR SHAREHOLDERS TO RECOMMEND DIRECTORS

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates who appear to be qualified to serve on the Board and who are recommended by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and if the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.

the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

CORPORATE GOVERNANCE

Under the proxy access provisions of our Bylaws, eligible shareholders and/or shareholder groups were permitted to include shareholder-nominated director candidates in our proxy materials for the 2019 annual meeting of shareholders. For details about the process to include shareholder-nominated director candidates in our proxy materials, please see Additional Information – Proxy Access Nominations and refer to Article I, Sections 6, 7, and 8 of our Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws of the Company are available, free of charge, in print to any shareholder who requests a copy.

BENEFICIAL OWNERSHIP

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of April 9, 2019, the names of the nominees, continuing directors, and executive officers of the Company, their ages and, as applicable, the year in which he or she became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director, by each named executive officer (as defined on page 23), and by all directors and executive officers as a group as of April 9, 2019.

Name	Age	Director Since		Shares of Common Stock Beneficially Owned (1) (2)		Percent of Class

Nominees (Whose Terms Expire would expire in 2022):

Michael J. Levine	74	2004		322,360	(3)	0.069%

Ronald A. Rosenfeld	79	2012		102,666	(3,4)	0.022%

Lawrence J. Savarese	62	2013		96,675	(3,4)	0.021%

John M. Tsimbinos	81	2003		1,203,436	(3,4)	0.258%

Directors Whose Terms Expire in 2020:

Dominick Ciampa	85	1995		570,907	(3,4)	0.122%

Leslie D. Dunn	73	2015		22,000	(3)(4)	0.005%

Lawrence Rosano, Jr.	66	2014		27,500	(3,4)	0.006%

Robert Wann	64	2008		2,337,565	(3,5)	0.500%

Directors Whose Terms Expire in 2021

Hanif “Wally” Dahya	63	2007		160,000	(3,4)	0.034%

Joseph R. Ficalora	72	1989	(7)	6,890,304	(3,4,5)	1.475%

James J. O’Donovan	76	2003		1,341,524	(3,4,5)	0.287%

Named Executive Officers Who Are Not Directors:

Thomas R. Cangemi	50	—		1,220,502	(3,4,5,6)	0.261%

James J. Carpenter	58	—		650,955	(3,4,5)	0.139%

John J. Pinto	48	—		511,535	(3,5)	0.109%

All directors and executive officers as a group (14 persons)				15,547,929		3.308%

(1)

Includes the following shares of common stock held directly: Mr. Ciampa: 12,508; Mr. Ficalora: 3,735,018; Mr. Levine: 284,860; Mr. O’Donovan: 710,846; Mr. Rosano: 12,800; Mr. Savarese: 54,675; Mr. Tsimbinos: 980,127; Mr. Wann: 1,370,059; Mr. Cangemi: 906,877; Mr. Carpenter: 465,755; and Mr. Pinto: 359,883.

(2)

Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying stock awards that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based benefit plans.

(3)

Includes the following shares of unvested restricted stock awards: Mr. Ciampa – 62,500; Mr. Dahya – 37,500; Ms. Dunn – 13,000; Mr. Ficalora – 408,561; Mr. Levine – 37,500; Mr. O’Donovan – 35,500; Mr. Rosano – 12,200; Mr. Rosenfeld – 10,200; Mr. Savarese – 37,500; Mr. Tsimbinos – 10,200; Mr. Wann – 195,530; Mr. Cangemi – 121,382; Mr. Carpenter – 110,685; and Mr. Pinto – 82,301.

(4)

Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trust accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Ciampa – 495,899; Mr. Dahya – 122,500; Ms. Dunn – 9,000; Mr. Ficalora – 300,863; Mr. O’Donovan – 5,318; Mr. Rosano – 2,500; Mr. Rosenfeld – 92,466; Mr. Savarese – 4,500; Mr. Tsimbinos – 213,109; Mr. Cangemi – 60,335; and Mr. Carpenter – 16,166.

(5)

Includes the following shares allocated under the NYCB Employee Stock Ownership Plan (“ESOP”) (and in the case of Messrs. Ficalora, Cangemi and Pinto, acquired for their ESOP accounts pursuant to dividend reinvestments): Mr. Ficalora – 656,717; Mr. O’Donovan – 197,564; Mr. Wann – 378,770; Mr. Cangemi – 40,117; Mr. Carpenter – 43,081; and Mr. Pinto – 39,865. Also includes 1,106,919; 327,740; and 276,211 shares allocated under the Community Bank’s Supplemental Benefits Plan (and acquired for their Supplemental Employee Retirement Plan (the “SERP”) accounts pursuant to dividend reinvestment) to the accounts of

BENEFICIAL OWNERSHIP

Messrs. Ficalora, O’Donovan and Wann, respectively. Further includes shares held by the trustee of the New York Community Bancorp, Inc. Employee Savings Plan (“401(k)”) for the accounts of the following officers: Mr. Ficalora – 682,226; Mr. Wann – 116,995; Mr. O’Donovan – 64,556; Mr. Cangemi – 91,791; Mr. Carpenter – 15,268 and Mr. Pinto – 29,486; which include shares acquired in Messrs. Ficalora’s, Cangemi’s, Carpenter’s, and Pinto’s accounts pursuant to dividend reinvestment. The Community Bank Supplemental Benefit Plan, SERP, and Employee Savings Plan are more particularly described in the Compensation Discussion and Analysis section of this proxy statement beginning on page 37.
(6)

Mr. Cangemi has pledged 515,729 shares of Common Stock pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time. All pledge obligations entered into before the adoption of the new policy on pledging stock are grandfathered for the duration of the pledge commitment. See page 38 for a summary of our policy on hedging and pledging of Common Stock.

(7)	Includes years of service as a trustee or director of the Community Bank.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND RELATED INFORMATION

I. COMPENSATION DISCUSSION AND ANALYSIS

A. INTRODUCTION

We are pleased to provide our shareholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers” or “NEOs”) participated during 2018 and the process we use to make specific compensation decisions for our NEOs:

•	Joseph R. Ficalora, President and Chief Executive Officer

•	Robert Wann, Senior Executive Vice President and Chief Operating Officer

•	Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer

•	James J. Carpenter, Senior Executive Vice President and Chief Lending Officer

•	John J. Pinto, Executive Vice President and Chief Accounting Officer

➢ Scope of the Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides shareholders with important information regarding our executive compensation program, including the following:

✓	a discussion of the Company’s response to the adverse “say-on-pay” advisory vote at the 2018 Annual Meeting;

✓	a description of each element of executive compensation and the purpose it serves;

✓	a review of the process by which the Compensation Committee makes compensation decisions, including an overview of the timeline, the parties involved, risk considerations and tax considerations; and

✓	a discussion of the Compensation Committee’s 2018 incentive compensation decisions and the key factors that influenced those decisions.

➢ Responding To Our Adverse Say-on-Pay Advisory Vote

In 2018, we failed to obtain shareholder approval of our advisory vote on executive compensation, with only 33% of our shareholders voting in favor of our advisory say-on-pay proposal. This result, and the 49% favorable vote we received at the 2017 annual meeting, sent a strong and unequivocal message to our Board of Directors, which understood that immediate action was necessary to address specific shareholder concerns and restore shareholder confidence in our executive compensation program. After the 2018 annual meeting, we took the following actions:

✓

Although the Board believed that the Compensation Committee acted diligently last year to exercise negative discretion to reduce 2017 pay to align with performance, the Board also recognized that a fresh look at our executive pay program was necessary. Immediately following the shareholder meeting, the Board changed the Compensation Committee by appointing a new Chair and two new members.

✓

As a first step, the new Committee rescinded, with full buy-in from the named executive officers, the short- and long-term incentive compensation plans that had been approved prior to the 2018 annual meeting and which reflected the design features of the prior program.

✓

The reconstituted Compensation Committee undertook an extensive analysis of the prior incentive pay program and carefully evaluated the specific concerns voiced by shareholders. The objective was to address these concerns directly while ensuring that any new executive pay program satisfied the Company’s business objectives and risk appetite. The Committee’s work occurred over a six-month period, beginning almost immediately after the 2018 annual meeting. During this period, the Committee, in conjunction with other key directors and key management personnel, engaged in in-depth shareholder outreach to obtain specific feedback on the reasons why the say-on-pay vote did not receive shareholder support.    The Committee also analyzed 2018 proxy advisory group reports to identify and evaluate key concerns. See Engaging With Our Shareholders below.

✓

With input and guidance from Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent compensation consultant, the new Committee members reviewed the design of executive incentive compensation programs among our peer financial institutions and considered ways to incorporate best practices into the redesign of the Company’s executive compensation program.

EXECUTIVE COMPENSATION

✓

The Committee carefully considered possible modifications to the executive incentive pay program with the goal of adopting new short- and long-term incentive plans that addressed the specific concerns which triggered the adverse say-on-pay votes. After significant deliberation, the Committee developed a new program that provides the Company with a mainstream approach to executive pay and which addresses the material concerns that contributed to say-on-pay votes that fell far short the Company’s desired results.

➢ Engaging With Our Shareholders

Shareholder engagement is a continuous and year-round process for the Board and executive management. Our dialogue with shareholders is a critical element in the evaluation of our executive compensation program. We take the shareholder engagement process seriously, and take action based on such feedback. We recognize that accountability to our shareholders is the cornerstone of sound corporate governance and essential to the attainment of our business objectives.

In support of the Compensation Committee’s efforts to address the new concerns relating to executive compensation that were reflected in our recent say-on-pay votes, Committee members, joined by other key Board members and key management personnel in the areas of investor relations, legal and human resources, spoke with the representatives of shareholders representing over 35% of our outstanding shares, including 5 of our 10 largest shareholders.    Details of our shareholder outreach process are provided under Shareholder Outreach and Recent Initiatives beginning on page 6 above. The table below summarizes the specific feedback provided by shareholders and how we responded.

➢ What Our Shareholders Told Us and How We Responded

Discussions with shareholders through our 2018-2019 outreach process provided the Committee with highly constructive feedback on specific concerns relating to our executive compensation program, and shareholder feedback was an essential element of the Committee’s evaluation of possible revisions to the program. While many of the outreach sessions ranged beyond executive pay to topics that included the Company’s business and strategy, common themes relating to executive pay emerged from these discussions:

What We Heard From Shareholders		How We Addressed Shareholder Concerns
Provide greater detail on the scope of the Company’s shareholder outreach efforts and describe the specific nature of shareholder concerns.	✓

This year’s proxy statement provides specific information on the scope of the Company’s shareholder outreach efforts and the specific feedback we received from shareholders on the concerns that triggered an adverse say-on-pay advisory vote.

Eliminate certain features in the existing program that vary from peer and best practices, including the use of a “backward looking” performance period for long-term incentive awards, target payouts at median, and the method of calculating the aware.	✓

In direct response to shareholder concerns, the new Compensation Committee rescinded the previously approved 2018 short- and long-term incentive plans and completely revamped the Company’s incentive compensation program to address specific shareholder feedback and to reflect the Committee’s consideration of peer group and best practices. The Committee changed the long-term incentive from a backward-looking performance period to a more typical forward-looking (3-year) performance period. In addition, the Committee raised the target payout for relative goals for both the short and long-term incentive programs to require 55th percentile performance rather than median performance. The new programs also eliminate the “averaging of the percentile rankings” feature of the prior short- and long-term incentive programs that had the unintentional effect of reducing the pay-performance alignment. For reasons discussed in greater detail below, the Committee implemented the new short-term incentive plan in 2018 but deferred implementation of the new long-term incentive plan to 2019. This resulted in no equity grants for any of the NEOs in 2018.

EXECUTIVE COMPENSATION

What We Heard From Shareholders		How We Addressed Shareholder Concerns

Develop plans that are formulaic and “self-executing,” i.e., ensure that the alignment of pay and performance is achieved through application of the selected financial metrics and award opportunities and does not require the Compensation Committee’s exercise of excessive negative discretion to achieve appropriate results. Shareholders expressed concern that the existing plans could produce maximum award opportunities in a year when the Company’s overall financial performance was weak, thereby, requiring the Committee to exercise significant negative discretion to improve the alignment of pay and performance.	✓

The new program is designed to be more formulaic and consistent with market practice. The new incentive programs consist of performance metrics that are weighted and assessed individually to create stronger accountability as well a requirement that all financial metrics need to excel to result in a maximum payout. In addition, the Committee introduced an absolute earnings metric to the short term incentive plan which was assigned the highest weighting to more directly reflect Company performance. The Committee also added a modifier to the short term incentive plan to adjust payouts based on the Company’s total shareholder return compared to peers and increased the threshold performance from 25th percentile to the 35th percentile. The Committee believes that these changes significantly reduce the possibility that the exercise of negative discretion will be necessary to achieve an appropriate alignment of pay and performance. These changes are described in detail below.

Review the designated peer group for consistency with the Company’s size, geography and business model.	✓

The Committee expanded the 2018 peer group by four institutions to include 21 companies, and continue to position the Company near the median of the peer group by asset size. Two of the new peer group members—Sterling Bancorp and BankUnited – represent the addition of companies that operate in the Company’s principal markets.

The Committee is continuing to review the peer group and will likely make further adjustments in 2019 by excluding companies with business models that differ in one or more material aspects from the Company’s business model or which have increased in size to a point where they distort the peer group range.

Continue to monitor NEO compensation levels to confirm appropriate positioning relative to peers	✓

The Committee continues to monitor the positioning of NEO compensation relative to peers and our performance. With base salaries remaining flat over a multi-year period and significant year-over-year declines in total compensation, the Committee believes 2018 pay levels and the new incentive compensation programs going forward in 2019 will further align pay and performance

➢ Reinventing Our Executive Incentive Compensation Program

The Compensation Committee’s process resulted in a comprehensive overhaul of our prior executive incentive compensation program. The Committee believes that the redesigned incentive pay program addresses the material concerns that we heard from our investors while continuing to meet the basic objectives of our compensation philosophy. The Committee believes that that the new program provides a sound basis for rewarding our key executives and will effectively align pay and performance without relying on the Committee’s exercise of negative discretion.

The new short-term incentive plan, as described below, was effective for the 2018 performance period and our named executive officers received awards under the terms of the new plan. See 2018 Performance Results and Short-Term Incentive Award Determinations below for specific information on 2018 short-term incentive awards under the revised plan.

The Committee, after consultation with management, did not award the 2018 LTI grant, which would have been based on performance 2016 – 2018 and deferred implementation of the newly revised long-term incentive plan until 2019. As a result, no equity grants were made to NEOs in 2018.    This decision was based, at least in part, on the Committee’s desire to respond to shareholder feedback as well as a determination that implementing the new program in 2018 for the 2018-2020 performance period would, under the applicable expense accrual rules, result in significant cost for the Company at a time when we were successfully meeting the goals of our Company-wide expense reduction initiative.    The Committee also considered the fact that the first year of a possible 2018-2020 performance period was largely completed by the time the Committee reached a consensus on the design of the revised long-term plan. Accordingly, the Committee determined that it would be in the best interests of the Company and its shareholders to

EXECUTIVE COMPENSATION

defer implementation of the new plan resulting in our named executive officers not receiving long-term incentive awards in 2018. The Committee will make awards under the revised long-term incentive plan (as described below) in 2019 for the performance period 2019-2021.

The table below provides an overview of key elements of the revised short- and long-term incentive plans:

	Revised Short-Term Incentive Plan (2018 and 2019)	Revised Long-Term Incentive Plan (2019)
Form of Award	✓ Cash incentive opportunity determined as a percentage of base salary after applying performance criteria.

✓  (75%) of LTI grant will consist of Performance-Based Restricted Stock Units (“PRSUs”) where actual award vesting will be determined based on performance at the end of the 3-year period and settled in fully vested shares of stock.

✓  (25%) of the LTI grant will consist of Time-Based Restricted Stock which will be granted at the time the Committee establishes the performance period for the PRSU awards and vest over 3 years.

✓  The Committee determined that the inclusion of a relatively modest time-based vested component in the new plan is consistent with the approach used by many peer companies, that the time-based award would ease the transition from the prior “backward” looking performance plan that settled awards solely in time-based vested restricted stock and that time-based restricted stock would provide a retention incentive for key personnel.

Performance Period	✓ Calendar year

✓  For the PRSUs, a three-year forward-looking performance period. The first performance period is expected to be 2019-2021 with award determinations made in early 2022.

✓  For Time-Based Restricted Stock, three-year vesting in equal installments and otherwise subject to the terms of the Company’s 2012 Stock Incentive Plan.

Award Opportunities	✓ For the CEO, 125% of base salary at target ✓ For other NEOs, 70-90% of base salary at target ✓ Threshold award is 50% of target ✓ Maximum award is 150% of target

✓  For the PRSUs award opportunities are as follows:

•   CEO, 150% of base salary at target

•   For other NEOs, 75-93.5% of base salary at target

•   Threshold award is 50% of target

•   Maximum award is 150% of target

Performance Metrics

✓  Board-approved pre-tax operating earnings based on Company’s annual internal budget target (50% weight).

✓  Relative Return on Average Tangible Equity (“ROATA)” (25% weight).

✓  Relative Efficiency Ratio (25% weight).

✓  After the aggregate award, if any, is determined by reference to Company performance against the designated metrics, a 1-Year Total Shareholder Return (“TSR”) Modifier is applied to adjust the award downward (by 20%) if Company TSR is below the 35th percentile of peer group TSR and upward (by 20%) if the Company’s 1-year TSR is above the 75th percentile of peer group TSR. There is no positive adjustment if 1-year Company TSR is negative, regardless of peer results.

✓  See 2018 Short-Term Incentive Plan Performance Metrics, below for a discussion of how the Company defines each short-term plan metric.

For Performance-Based Restricted Stock:

✓  Relative Return on Average Tangible Common Equity (“ROATCE”) (50% weight).

✓  Relative Earnings Per Share (“EPS”) growth (50% weight).

✓  With respect to both metrics, Company performance is evaluated at the end of the three-year performance period relative to an Industry Index consisting of 31 banks with assets between $25 billion-$250 billion selected from the KBW Regional Bank Index and the KBW Banking Index.

✓  ROATCE is defined as net income available to common shares (adjusted for amortization of intangibles and goodwill impairment) as a percentage of average tangible common equity. Awards are determined at the end of the performance period by reference to the Company’s percentile rank with respect to ROATCE relative to the index group.

✓  EPS growth is measured as the compound annual 3-year EPS growth rate. Awards are determined at the end of the performance period by reference to the Company’s percentile rank with respect to EPS growth relative to the index group.

EXECUTIVE COMPENSATION

	Revised Short-Term Incentive Plan (2018 and 2019)	Revised Long-Term Incentive Plan (2019)
Evaluation of Company Performance

✓  For pre-tax operating earnings, target performance is set at the budget as approved by the Board of Directors; the threshold is 90% of target and the maximum is 110% of target.

✓  For the relative metrics (ROATA and Efficiency Ratio), target performance is set at the 55th percentile of the compensation peer group to ensure that the target payout requires the Company to exceed median performance at target; threshold is the 35th percentile of the peer group and the maximum is the 75th percentile. Under the prior plan, target was set at the 50th percentile and threshold was set at the 25th percentile. The Committee believed that an increased threshold level would set a more appropriate performance objective in the context of a relative metric.

✓  The peer group for the two relative metrics is the Company’s 2018 compensation peer group of 21 companies that were selected on the basis of size, geography and/or business model.

✓  Target performance is set at the 55th percentile of an Industry Index to ensure that target payout requires the Company to outperform the median of the Index; threshold is the 35th percentile of the Index banks and maximum is the 75th percentile of the Index. Under the prior plan, the target was set at the 50th percentile of the same compensation peer group used for the prior short-term plan and the threshold was set at the 25th percentile of the peer group. The Committee believed that an increased threshold level would set a more appropriate performance objective in the context of a relative metric.

Possible Adjustments

✓  Pre-tax operating earnings is subject to adjustment for extraordinary items, accounting and tax law changes, discontinued operations, acquisition expenses, balance sheet restructuring charges and/or similar non-recurring or special items.

✓  Relative ROATA and Relative Efficiency Ratio are not subject to adjustment for extraordinary or non-recurring items given the difficulty inherent in assessing possible adjustments for peer group members.

✓  If, at the end of the performance period, a bank included in the index is not a public company or is acquired, the bank will be removed from the index for the entire performance period and the percentile results will be calculated accordingly.

Additional Considerations

✓  Each metric has a separate weighting and the result for each metric contributes separately to the actual award, if any. The “averaging of the percentile ranks” feature of the prior plan has been eliminated so a weak ranking for one metric cannot be averaged with a high ranking for another metric with the potential for distorting performance results.

✓  The Committee retained two relative metrics in the new short-term plan that were also included in the prior plan, ROATA and Efficiency Ratio This decision reflected the Committee’s determination that the two metrics remain significant measures of the Company’s performance, that evaluating these metrics on a relative basis would provide a sound assessment of Company performance in the context of changing business conditions that affect the peer group generally and that, considering the design of the new plan as a whole, the separate weighting of the metrics and the use of a TSR modifier would provide a balanced assessment of Company performance.

✓  Each performance metric has a separate weighting and the result for each metric contributes separately to the actual award, if any. The “averaging of the percentile ranks” feature of the prior plan has been eliminated so a weak ranking for one metric cannot be averaged with a high ranking for another metric and, thereby, distort results.

✓  The component of the total award granted in the form time-based vested restricted stock is fixed on the grant date at 25% of the target level of the total award opportunity and does not adjust by reference to other factors.

EXECUTIVE COMPENSATION

➢ 2018 Company Performance

Our 2018 results reflected the difficulties of operating in a highly competitive environment and in a closely regulated sector where the costs of compliance are significant. We also felt the continuing effects of managing our business to stay below the regulatory threshold for systematically important financial institutions (“SIFI”). Moreover, our results and our stock price were adversely affected by Federal Reserve Board action on interest rates. However, we encourage shareholders to remain focused on the fundamental soundness of our business and the positive trends that will determine our future prospects. The highlights of our 2018 performance include the following:

•

The burden of regulation and the associated costs of compliance were eased by legislative relief from significant Dodd-Frank Act restrictions, including an increase in the threshold for banking companies to be classified as SIFI to $250 billion.

•

The change in the SIFI threshold allowed us to return to organic growth after several years of managing our business to stay below the former $50 billion SIFI threshold. Our assets grew to $51.9 billion by the end of 2018.

•

We maintained a leading position in our primary markets as a lender of low-risk multi-family loans on non-luxury, rent-controlled buildings. Loan growth expanded by five percent in 2018 with total loans held for investment exceeding $40 billion, and we expect this trend to continue in 2019.

•	We initiated a highly successful expense reduction effort that exceeded our internal goals, and we expect this continuing initiative to generate additional savings in 2019.

•	We were successful in our campaign to grow deposits organically with a $1.7 billion or six percent increase in total deposits.

•	We redeployed over $2 billion in cash into higher yielding securities.

•	Asset quality remained stellar, and our asset quality metrics continue to place us in the front rank of our peers and the industry generally.

•	We announced a $300 million common stock repurchase program and, by year end, we had completed about half of the projected repurchase.

•

We merged our commercial bank subsidiary into New York Community Bank, a move that will result in cost savings and create efficiencies through the consolidation of our lending activities on a single platform.

•	We continued to grow our specialty finance lending business.

➢ Selected 2018 Financial Benchmarks

$51.9 Billion	$30.8 Billion	$390 Million	17 Million
Assets	Deposits	Net Income Available to Shareholders	4th Quarter 2018 Share Repurchase

$0.79	0.88%	6.20%	48.70%
EPS (Fully Diluted)	ROATA	ROACE	Efficiency Ratio

$40.2 Billion	-15%	10.55%	0.11%
Loans Held for Investment	Decline in Non-Interest Expense	Common Equity Tier 1 Capital	Non-Performing Loans/Total Loans

EXECUTIVE COMPENSATION

➢ 2018 Executive Compensation Highlights

2018 was a watershed year for the evolution of our executive pay program. As noted above, the membership of the Compensation Committee changed after the 2018 annual meeting, and the new Committee dedicated the balance of 2018 to the redesign of our executive incentive compensation program to address the specific shareholders concerns that resulted in an adverse say-on-pay vote. As a result, 2018 was an atypical year, both with respect to the Committee’s activity and the specific compensation decisions for our NEOs.

✓	No Change to Base Salaries

The Compensation Committee reviewed the base salaries of our CEO and the other NEOs in March 2018 and March 2019 and did not authorize any adjustments. The Committee determined that current base salaries were consistent with the objectives of our compensation philosophy and were appropriately positioned relative to peers and as a driver of award opportunities under the executive incentive pay program.

✓	Short-Term Incentive Awards Made Below Target

Our NEOs received awards under the revised short-term incentive plan (as described above) at 37% of the target level. This award reflected the Company’s performance under the new program design taking into account the weighted value of the three applicable metrics - absolute pre-tax operating earnings (50%), relative ROATA (25%) and Relative Efficiency Ratio (25%). The TSR modifier was not triggered as the Company’s 1-year TSR was at the 38th percentile of the peer group and, notably, the Company and all peer group institutions, with one exception, showed negative 1-year TSR. The Committee did not exercise negative discretion in the determination of awards. For a detailed discussion of award determinations under the 2018 short-term incentive compensation program, see Executive Compensation Tables – Summary Compensation Table and the related tables that provide specific information on awards.

✓	No Long-Term Incentive Awards

As discussed earlier, following the adverse say-on-pay vote at the 2018 annual meeting, the Committee rescinded the prior long-term incentive plan approved in March 2018. Although the Committee approved a new long-term incentive plan late in 2018, implementation of the new LTI program was deferred until 2019. Accordingly, our NEOs did not receive a 2018 long-term incentive award. This result reflected a consensus view of the Committee that deferring implementation of the new long-term plan was in the best interests of the Company and its shareholders. The Committee also considered the fact that the NEOs hold substantial unvested restricted stock related to prior awards and, therefore, a one-year “pause” on the grant of long-term incentive awards would not be a factor in the retention of key executives.

✓	Aligning Pay and Performance

The principal objective of the Compensation Committee’s actions in 2018 was to address shareholder concerns that the prior incentive compensation program was not structured to achieve an appropriate alignment of pay and performance by the means that are standard for the Company’s peers. While recognizing the high level of each executive’s individual performance and their significant contributions to the implementation of the Company’s strategic plan, 2018 executive pay decisions reflected a recognition of shareholders concerns and the reality of the Company’s financial performance and the market’s assessment of our stock. An indicator of the impact of the Committee’s actions is the effect on each executive’s 2018 total direct compensation (“TDC”) (the sum of base salary, short-term incentive compensation and long-term incentive compensation), and the positioning of TDC for the Company’s senior executives relative to executives in similar positions at peer institutions.    The Committee’s determinations on incentive pay positioned TDC for our named executive officers at or near the bottom of the peer group based on proxy information available at the time this proxy statement was filed. Considering 2017 vs. 2018, TDC decreased by 52% for our CEO and, on average, by 40% for our other NEOs.

B. THE BUSINESS CONTEXT AND GOVERNANCE FRAMEWORK FOR OUR COMPENSATION DECISIONS

➢ Our Business Model and Approach to Driving Shareholder Value

We have historically built value for shareholders by executing on a unique business model that has provided consistently superior results over the long-term. The strength of our business model has enabled us to weather periods of economic downturn with greater success than our peers and to benefit from periods of economic expansion. The performance metrics we use to drive our incentive compensation programs encourage behavior that supports our business model.

•	Building shareholder value – We have built long-term value for our shareholders with our growth through acquisition strategy and by maintaining the strength of our core business over decades.

EXECUTIVE COMPENSATION

•	Maintaining leadership in our core business niche – We have been a leader in the New York City multi-family lending market for more than 50 years.

•

Maintaining exceptional asset quality – Through conservative underwriting and operating standards, we have maintained exceptionally strong asset quality to ensure that our core sources of income will remain healthy through the long term. Even during challenging credit cycles, our asset quality measures remains exceptionally strong and better than those of our peers.

•	Holding the line on expenses – We consistently rank in the top tier of bank holding companies based on efficiency.

•	Growing deposits in a competitive market – We grow deposits with successful retail and institutional deposit campaigns.

•

Maintaining our capital strength – Recognizing the importance of capital strength to our regulators and investors, our efforts to ensure low credit losses have enabled us to maintain strong earnings and capital.

•

Managing risk to preserve the value of our business – We operate our business within the limits of our risk appetite and support the mitigation of risk by creating a business environment that focuses on the maintenance of effective controls and sound governance.

➢ Our Compensation Philosophy

Our approach to executive compensation is reflected in five guiding principles:

➢	Our executive compensation program should be designed to support our strategic objectives and drive the creation of shareholder value through the attainment of positive business results.

➢

Our executive compensation program should place a significant portion of each executive’s total compensation at risk based on the Company’s short- and long-term performance on an absolute basis and relative to our peers.

➢	Our executive compensation program should be competitive in the market for executive talent and provide a means for the Company to attract and retain key executives.

➢	Our executive compensation program should align the interests of our executives with our shareholders by providing our executives with a meaningful equity stake in the Company.

➢	Our executive compensation program should not provide incentives for our executives to take unnecessary or excessive risks that could compromise the value of our business.

➢ The Governance Framework for Our Executive Compensation Program

All decisions on executive compensation are made within the context of a strong governance framework that helps ensure that the outcome is consistent with our compensation philosophy, the creation of shareholder value, and the safety and soundness of our banking operations. To that end, we use the following principles to guide the development and implementation of our executive compensation program:

➢

We make all key executive compensation decisions and all decisions affecting our NEOs through a committee of independent directors, and the Committee seeks advice from an independent compensation consultant on key executive compensation matters.

➢	We engage in shareholder outreach at the Board and management levels to help us evaluate our governance structure and executive compensation program.

➢

We require a strong ownership commitment from our officers and directors. Our executives hold a significant equity interest in the Company, reflecting levels greatly in excess of our stock ownership guidelines

➢

We have a “clawback” policy that allows us to recapture amounts paid on the basis of financial results in the event that such results are found to be materially misstated. To support this policy, our long-term incentive awards are subject to a five-year vesting period after grant.

EXECUTIVE COMPENSATION

➢

We do not allow our executives to hedge or pledge Company stock. (One pledge obligation that was in effect prior to our adoption of a formal no hedging/no pledging policy in April 2016 was grandfathered from this prohibition.)

➢	We do not allow “single trigger” payouts under our employment and change-in-control agreements.

➢

We do not provide tax reimbursement payments to any named executive officer with respect to the income they realize from the vesting of equity awards granted for performance periods beginning after 2014. In prior years, the Company provided tax reimbursement payments to the named executive officers to encourage their retention of all stock granted under the Company’s long-term incentive program. Beginning with the 2015 performance period, the Company discontinued this practice prospectively with respect to newly granted awards. Awards granted in March 2016 covering the 2015 performance period all of which continue to vest under their five year vesting schedule, and all subsequently granted awards are ineligible to receive tax reimbursement payments. No reimbursement payments will be made after March 2020 following the vesting of the last installment of an award granted in March 2015 for the 2014 performance period.

➢	We do not allow stock option repricing without shareholder approval.

C. OUR EXECUTIVE COMPENSATION DECISION MAKING PROCESS

➢ Key Participants

☐	The Compensation Committee

Our Compensation Committee, all the members of which are independent directors under current NYSE listing standards, makes decisions on the compensation of our key executives, including our NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. Key among the Committee’s tasks is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. In addition, the Committee is responsible for ensuring that our plans and programs comply with all regulatory directives, including consideration of the risk profile of our compensation programs to ensure that such programs do not encourage unnecessary risk taking by participants. Finally, the Committee is charged with the annual administration of our executive incentive programs, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. See Board Committees – The Compensation Committee, for a detailed discussion of the Committee’s responsibilities and membership. The Compensation Committee’s charter is posted on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com.

As noted above, the Committee underwent a change in membership following the 2018 annual meeting. Taking this change into account, and the fact that the new Committee was tasked with a revision of the executive incentive compensation program, the Committee met eleven times in 2018, each time including discussions in executive session without management present.

The Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the Company and the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.

The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions.

☐	Our CEO

Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, the CEO provides the Committee with his evaluation of the NEOs’ performance and makes recommendations regarding base salary and incentive compensation awards. However, the Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Committee regarding compensation of the other NEOs.

EXECUTIVE COMPENSATION

☐	The Independent Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners LLC as an independent compensation consultant. Meridian works with the Committee to review our executive compensation program and assess our program relative to our performance and the market. Meridian attends Committee meetings as requested and participates in general discussions regarding executive compensation matters. While the Committee considers input from Meridian, the Committee’s decisions are a reflection of many factors and considerations. Management works with Meridian at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. Such materials include competitive market assessments of NEO compensation and guidance on regulatory and legal developments. Meridian also helps the Committee to identify an appropriate peer group and annually provides the Committee with comparative financial information for the peer group to establish and approve award levels under the Company’s incentive compensation program.

Meridian coordinates with the Chair of the Committee and participates with members of the Committee in executive session (without management personnel present) to discuss compensation matters. Meridian does not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered Meridian’s independence for the 2018 fiscal year and whether its work raised conflicts of interest under the NYSE listing standards. Considering these factors, the Committee determined that the work performed by Meridian did not create any conflict of interest and that Meridian is independent of the Company’s management.

➢ Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a key reference point for compensation decisions for our executives, is the analysis of our executive compensation structure and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. We seek to ensure proper alignment between our performance and compensation relative to our peers, and to attract and retain top talent, by providing competitive and appropriate compensation. To monitor our programs and decisions, we benchmark our performance against that of our peers to assess the reasonableness of our compensation, ensure proper pay-for-performance alignment, and to establish total compensation opportunities for our named executive officers.

Our peer group is selected with the assistance of our independent compensation consultant based on objective criteria. We consider factors such as their business mix, how they compare to the Company in terms of asset size, revenue, market capitalization, and their status as a competitor for customers, executive talent, and investment capital. The peer group is reviewed annually, and changes periodically as a result of the Company’s growth, industry consolidation, and changes in a peer company’s business focus or condition.

The 2018 peer group had a median asset size of approximately $44 billion, positioning the Company at the 53rd percentile. Four companies were added to the 2018 peer group – First Horizon National Corporation, F.N.B. Corporation, BankUnited and Sterling Bancorp. These additions reflected several considerations, including the growth of these companies into the asset range of the Company’s peer group criteria and, with respect to BankUnited and Sterling Bancorp, presence in the Company’s principal markets. The 2018 peer group included the following 21 financial institutions:

Associated Banc-Corp

BankUnited

BOK Financial Corp.

Comerica Incorporated

Citizens Financial Group, Inc.

Cullen/Frost Bankers, Inc.

Fifth Third Bancorp

First Citizens Bancshares, Inc.

First Horizon National Corporation

F.N.B. Corporation

Huntington Bancshares Inc.

KeyCorp M&T Bank Corp. Northern Trust Corp. Peoples United Financial, Inc. Popular, Inc. Regions Financial Corporation Signature Bank Sterling Bancorp Synovus Financial Corp. Zions Bancorporation

➢ Executive Performance Assessments

Our NEOs receive annual individual performance assessments following a process established by the Compensation Committee. Our CEO provides the Committee with an assessment of the other NEOs, and the Committee, in turn, provides our CEO with an assessment of his performance and considers the CEO’s evaluation of his direct reports. While the scope of the assessment may vary from year to year, the focus of the Committee’s review is on whether the executive is meeting the functional responsibilities of the position, oversight of regulatory compliance, progress toward

EXECUTIVE COMPENSATION

strategic objectives, leadership and management of external relationships. The annual performance assessments are integral to the Company’s incentive compensation program, providing the Committee with a separate basis for considering whether to exercise negative discretion when making annual awards.

D. ELEMENTS OF COMPENSATION

➢ Introduction

Our NEOs participate in a competitive compensation program that emphasizes pay for performance and the creation of shareholder value. The elements of our program, the specific objectives for each element, and a summary of how we implemented each element in 2018 are summarized in the table below:

Compensation Element		Objective	Implementation

Base Salary	✓	Provides each executive with fixed compensation that reflects the executive’s position and responsibilities, market dynamics and our overall pay structure.	Base salary is subject to annual review in March of each year based on the Compensation Committee’s assessment of the executive’s individual performance during the prior year, a review of peer group practices and consideration of the impact of base salary levels on incentive compensation opportunities.

Short-Term Incentives	✓	Provide a cash-based, market-competitive annual award opportunity linked to financial measures that are important to our business model.	As noted above, the Compensation Committee implemented a new short-term incentive compensation program in 2018 to address shareholders concerns reflected in the adverse vote on our advisory say-on-pay proposal at the 2018 annual meeting.

Long-Term Incentives	✓	Provide an incentive for our executives to create shareholder value over the long term through equity awards.	The Committee approved a revised long-term incentive plan to address shareholders concerns reflected in the adverse vote on our advisory say-on-pay proposal at the 2018 annual meeting. However, as noted above, implementation of the new plan was deferred to 2019.
	✓	Align the interests of our executives with shareholders by awarding equity in the Company.

Retirement Benefits	✓	Provide tax-qualified benefit plans on the same terms as our rank-and-file employees to provide our executives with additional income after retirement.	Our current retirement program consists of our ESOP, which is funded with an annual Company contribution determined on a uniform basis for all employees as a percentage of eligible compensation and our 401(k) plan, which is funded entirely by employee contributions. We do not provide our executives with any supplemental retirement benefits that would require us to accrue an expense for such benefits on an annual basis.

Perquisites	✓	Limit perquisites so they represent a minor portion of the overall annual compensation of our NEOs.	Perquisites are limited to items that help each executive fulfill the requirements of his position.

Employment Agreements	✓ ✓ ✓

Help to ensure the continued availability of our NEOs in key positions.

Establish market-competitive terms and conditions for the continuing employment of our NEOs, including severance benefits that reflect prevailing practices among our peers.

Assist with an orderly transition of management if a change in control of the Company were to occur.

Our current NEO employment agreements have been in place without amendment since 2006. The agreements contain “double trigger” change-in-control protection (i.e., a severance obligation is triggered only by a change in control followed by the executive’s termination in specified circumstances). (See Other Executive Benefits below for additional details on the terms of these agreements). Although our legacy agreements indemnify our executives for liabilities related to the “golden parachute” excise taxes, the Compensation Committee has determined that any new NEO agreements will not contain such indemnification.

➢ 2018 Executive Compensation Decisions

☐ Base Salary

The Compensation Committee reviewed the base salaries of our CEO and the other NEOs in March 2018 and March 2019 and did not authorize any adjustments. The Committee determined that current base salaries were consistent with the objectives of our compensation philosophy and were appropriately positioned relative to peers and as a driver of award opportunities under the executive incentive pay program.

EXECUTIVE COMPENSATION

➢ 2018 Executive Incentive Compensation Program

Our executive incentive compensation program is maintained under applicable provisions of our 2012 Stock Incentive Plan, which was approved by stockholders in 2012. As discussed above, the program underwent a substantial revision in 2018 following the adverse say-on-pay advisory vote at our 2018 annual meeting. The new program has two components: (i) a short-term performance-based award opportunity that is paid in cash and (ii) a long-term performance-based award opportunity consisting of an award of performance-based restricted stock unit awards (75% of the total award at target) that are determined on the basis of a forward looking performance period and time-based restricted stock (25% of the total award at target) that vests over three years. As noted elsewhere, the revised long-term incentive program was not in effect during 2018, and our NEOs did not receive any long-term incentive awards with respect to 2018 performance.

➢ 2018 Short-Term Incentive Plan Performance Metrics

The following table identifies the financial metrics established by the Committee for 2018 under the revised short-term incentive program, provides our rationale for the use of each metric in the context of our strategic plan and shows how we apply it in the context of the new short-term incentive plan. Please see Appendix A for a reconciliation of non-GAAP measures presented below.

Performance Metric	How We Define and Apply It	Why We Use It

Pre-Tax Operating Earnings

Net income before the effect of income taxes and any after-tax items, including minority interest and any extraordinary items. Pre-tax operating earnings is subject to adjustment for extraordinary items, accounting and tax law changes, discontinued operations, acquisition expenses, balance sheet restructuring charges and/or similar non-recurring or special items. This metric is an absolute metric based on the Company’s budget target and has a 50% weight in determining the actual award.

Provides insight into the financial health of the Company by measuring the revenue and expenses associated with the company’s primary business activities.

Return on Average Tangible Assets (“ROATA”)

Net income as a percentage of average tangible assets. This metric is measured by reference to the Company’s percentile ranking in the designated peer group and has a 25% weight in determining the actual award.

Shows the profitability of our assets by measuring how effectively management is deploying our assets to generate a positive return.

Efficiency Ratio

Non-interest expense before foreclosed property expense, amortization of intangibles and goodwill impairments as a percentage of net interest income and non-interest income, excluding gains from securities sales and non-recurring items. This metric is measured by reference to the Company’s percentile ranking in the designated peer group and has a 25% weight in determining the actual award.

Shows how effectively we manage our expenses and use our resources to create revenue. We believe efficient use of our resources, particularly given our acquisition strategy, is a significant competitive advantage.

1-Year Total Shareholder Return (“TSR”)

Represents the total return on share of the Company’s common stock over the calendar year, including price appreciation and the reinvestment of dividends (at the closing price of the common stock on the ex-dividend date). The short-term incentive plan applies 1-year TSR as a modifier to adjust awards to reflect the common stock’s weak or exceptional performance relative to the designated peer group, thereby including annual shareholder return as an element of the award determination in specified circumstances.

Provides a measure of how the market valued our stock during the year relative to the stock of other companies in the financial sector.

EXECUTIVE COMPENSATION

➢ 2018 Performance Results and Short-Term Incentive Award Determinations

The following table shows the award opportunities established by the Compensation Committee for our CEO and other NEOs under the revised 2018 short-term incentive compensation programs. The range of award opportunities, determined as a percentage of 2018 base salary, was maintained at the same level as under the prior plan after the Committee determined that these levels were generally consistent with the level of peer award opportunities. Actual awards were determined by reference to the weighted results with respect to each designated performance metric as detailed below. By way of example, if the Company had achieved maximum results with respect to all three metrics, our CEO would have received a payout at 187.5% of 2018 base salary, subject to adjustment for the 1-year TSR modifier.

2018 Short-Term Incentive Plan Award Opportunities (as % of 2018 Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	62.5%	125%	187.5%

Mr. Wann	45	90	135

Mr. Cangemi	35	70	105

Mr. Carpenter	35	70	105

Mr. Pinto	35	70	105

The following table shows the Company’s actual 2018 results with respect to the three weighted performance measures under the revised short-term incentive plan. The Company missed the threshold performance targets with respect to budgeted pre-tax operating earnings and relative ROATA. With respect to relative Efficiency Ratio, the Company’s performance was at the 91st percentile of the peer group, which triggered a maximum payout (150% of target) with respect to that performance metric, which was weighted at 25% of the total award.

Performance Measure	Weight	Performance Goals			Actual Performance	Payout as % of Target Award Opportunity
		Threshold	Target	Maximum

Pre-tax Operating Earnings	50%	$576,760,000	$640,844,000	$704,928,000	$557,669,000	0

Relative ROATA	25%	35th percentile	55th percentile	75th percentile	0 percentile	0

Relative Efficiency Ratio	25%	35th percentile	55th percentile	75th percentile	91st percentile	150

Result:	100%					37.5%

The 1-Year TSR modifier was not triggered as the Company’s relative 1-year TSR fell at the 38th percentile of the peer group, above the threshold that otherwise would have triggered a 20% reduction in the awards.

Performance Measure		Performance Goals			Actual Performance	Payout as % of Target Award Opportunity
	Weight	Threshold	Target	Maximum
1-Yr. TSR Modifier	+/-20%	<35th percentile -20%	35th-75th percentile No Change	>75th percentile +20%	38th percentile	No Change
Result:	100%	50%	100%	150%		37.5%

EXECUTIVE COMPENSATION

The following table shows actual awards under the 2018 short-term incentive plan. The actual award for each NEO was set at 37.5% of the base salary level, reflecting a maximum result (150% of target) with respect to relative Efficiency Ratio, which was weighted at 25% of the total potential award. As noted above, the other performance measures did not contribute to the actual award since the Company’s performance fell below the threshold level with respect to those metrics and no increase or decrease was made under the 1-Year TSR modifier. By way of example, our CEO’s award was calculated as 25% of his target award opportunity ($1,750,000) or $437,500 multiplied by 150% (based on achieving the maximum performance level with respect to relative Efficiency Ratio), resulting in an actual award of $656,000 or 37.5% of target.

Executive	Base Salary ($000)	Target		Maximum Awards (37.5% of Target) ($000)
		% of Base	($000)
Mr. Ficalora	$1,400	125%	$1,750	$656
Mr. Wann	1,100	90	990	371
Mr. Cangemi	850	70	595	223
Mr. Carpenter	775	70	543	203
Mr. Pinto	575	70	403	151

At the Compensation Committee’s March 19, 2019 meeting, the Committee reviewed and confirmed the foregoing results without adjustment. The Committee believed the results appropriately aligned executive pay with the Company’s 2018 performance, particularly in light of the fact that the Company’s highly successful cost cutting initiative enabled the Company to maintain an efficiency ratio in the top ranks of the peer group. It is also noteworthy that the 1-year TSR modifier was not triggered to reduce the NEO’s actual awards. With one exception, the Company and all of the peer group institutions registered negative 1-year TSR, with the Company falling at the 38th percentile of the peer group, above the threshold level that would have required a downward adjustment. The Committee considered this outcome as reflective of the sector’s overall weak performance and noted that, even after taking into account the results of the short-term incentive plan, the NEOs’ 2018 compensation would be the bottom of the peer group, particularly in light of the decision to forego 2018 long-term incentive awards. In short, the Committee concluded that the revisions to the short-term plan were effective in addressing shareholder concerns in a transitional year for the Company’s executive pay program and provided an appropriate alignment of pay and performance.

➢ Comparison of 2017 vs. 2018 Total Direct Compensation for Our Named Executive Officers

The following table illustrates, in dollar terms and on a percentage basis, the impact of the Committee’s incentive pay determinations by presenting a year-over-year comparison of total direct compensation (defined as base salary plus short-term incentive awards plus long-term incentive awards) for our CEO and each of the other NEOs:

Executive	2017 Total Direct Composition ($)	2018 Total Direct Composition ($)	% Change (2017 vs. 2018)
Mr. Ficalora	$4,244,000	$2,056,000	-52
Mr. Wann	2,578,996	1,471,000	-43
Mr. Cangemi	1,753,999	1,073,000	-39
Mr. Carpenter	1,599,006	978,000	-39
Mr. Pinto	1,187,000	726,000	-39

➢ Other Executive Benefits

☐	Employment Agreements and Change-in-Control Benefits

All of our NEOs have entered into employment agreements that provide severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. The current agreements, which are identical in form, have been in place since 2006 without modification. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary resignation without good reason (as defined in the agreement). In the change-in-control context, the agreements are “double trigger,” requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination for good reason. These legacy agreements also provide the executive with indemnification against tax liabilities arising under the “golden parachute” provisions of federal tax law. For additional information regarding the terms of these employment agreements, see the section headed Executive Compensation Tables – Potential Post-Termination Payments and Benefits.

EXECUTIVE COMPENSATION

The Committee, with management support, has followed a policy that all new employment agreements for senior management must reflect the following terms: (i) “double trigger” change in control benefits and (ii) no indemnification for golden parachute excise tax liabilities. The limit on the use of indemnification for golden parachute liabilities has not been applied to the legacy agreements maintained with our NEOs. Given the long duration of the agreements and the reasonable expectation of our NEOs that the agreements would remain in place, the Committee has decided to retain the agreements in their present form. In addition, the Committee believes that the retention of these agreements (i) will help retain the NEOs and facilitate an orderly transition during a change in control, (ii) will provide the NEOs with financial protection so they will continue to act in the best interests of the Company during the change-in-control process, and (iii) reflects an important element of a competitive compensation package for the NEOs.

☐	Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our tax-qualified Employee Stock Ownership Plan. Since our initial public offering in 1993, the ESOP has been the primary source of retirement savings for all our employees, including our named executive officers. The Company makes discretionary contributions to the ESOP based on a percentage of each participant’s base compensation. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables them to supplement their retirement savings with elective deferral contributions. Certain of the NEOs are entitled to benefits at retirement under our tax-qualified, defined benefit pension plan and a related non-qualified excess benefits plan, both of which were frozen in 1999 and, following which, no additional benefits were accrued.

As noted above, certain of our named executive officers participate in a supplemental retirement benefit plan that was established at the time of our initial public offering in 1993 to provide benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen as to annual contributions in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control. For additional information regarding the supplemental retirement benefits plan, please see the section headed Executive Compensation Tables – Potential Post-Termination Payments and Benefits.

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, dental, life insurance, and disability plans on the same terms as our general employee population. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

☐	Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically by the Compensation Committee and adjusted as necessary.

E. OTHER CONSIDERATIONS

➢ Risk Management and Our Compensation Programs

A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the guidelines established by federal bank regulators:

•	Incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking.

•	Risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements.

•	Banks should have strong and effective corporate governance to help ensure sound compensation practices.

Our Compensation Committee assesses and monitors our NEO incentive compensation programs on an annual basis to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization.    In the event of material changes to our program, the Committee obtains an independent review that benchmarks the revised program to the regulatory guidelines. An important element of our risk management process is the identification of the Company’s risk appetite, which establishes the baseline for the design of our incentive programs. We also maintain a comprehensive risk management process and strong internal controls to manage risk generally, an approach that limits the risk arising out of our incentive compensation program. Within the incentive programs, we incorporate performance measures that reflect an inherent sensitivity to risk.

EXECUTIVE COMPENSATION

Additionally, our management’s Incentive Compensation and Performance Management Committee assesses and monitors incentive compensation programs for non-NEO personnel to ensure that those programs do not encourage unnecessary or excessive risk taking by employees covered by such plans.

Based on our assessment, we do not believe that the risks arising out of our NEO or other incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs are balanced and do not encourage excessive risk taking by the participants that could threaten the value of the Company. This determination is based on our consideration of (i) the Board’s role in establishing the Company’s risk appetite, (ii) the extensive controls we place on our business operations, and (iii) the nature of the specific incentive plans and programs we maintain for our employees.

➢ Stock Ownership Requirements

Our executive officers have, for many years, held stock in the Company at levels that are far in excess of any stock ownership guidelines that would be considered best practice. We do, however, maintain formal share ownership guidelines for our CEO and other named executive officers to affirm our commitment to stock ownership and retention as a central element of our compensation philosophy. A summary of our policy and the status of our officers under the policy is provided below:

Executive	Multiple of Salary	Compliance Status

CEO	6x Base Salary	In compliance
Other Named Executive Officers	4x Base Salary	In compliance

Under the stock ownership policy, officers have five years from the point of initial service to meet the ownership guidelines. We count awards under our equity compensation program, stock allocated through our ESOP, and shares acquired through our 401(k) plan toward the ownership guidelines. The Compensation Committee is charged with maintaining compliance with the stock ownership guidelines.

➢ Recoupment of Incentive Compensation

The Company maintains a formal recoupment or “clawback” policy that applies to both short- and long-term incentive awards made to our executive officers. Under our policy, the Company may recover or forfeit previously paid or awarded incentive compensation if the Compensation Committee determines that such compensation was paid on the basis of materially inaccurate financial metrics or financial statements, or if such compensation is attributable to actions on the part of an executive that result in, or are reasonably expected to expose the Company to, material actual or potential risk. The Committee determined that no clawback was required from the 2018 NEO compensation.

➢ Hedging and Pledging of Company Stock

Our directors and officers are prohibited from hedging the value of our stock pursuant to a formal policy that bars the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin. A pledging transaction entered into prior to the adoption of this policy in 2016 was grandfathered under the policy for the duration of the pledge obligation only.

➢ Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To the greatest extent possible, we structure our compensation programs in a tax-efficient manner. Prior to January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallowed a federal income tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualified as “performance-based” for Section 162(m) purposes. Historically, our executive incentive plans were structured to satisfy the requirements of the “performance-based” exception under Section 162(m). However, for taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act of 2017 eliminated the “performance-based” compensation exception under Section 162(m), and expanded the $1 million per covered employee annual limitation on deductibility to cover all named

EXECUTIVE COMPENSATION

executive officers. While the Company has sought to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, we have retained the flexibility to provide nondeductible compensation arrangements if we believe it is necessary to attract, incentivize, and retain key executives. However, we do not intend to change our pay-for-performance approach to awarding executive compensation even though the recent tax law changes eliminated the specific tax benefits under the prior law associated with awards of performance-based compensation.

➢ Equity Compensation Grant and Award Practices

Our named executive officers are typically considered for equity compensation awards only in connection with our long-term incentive compensation program. As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure. The Company has not granted stock options for over a decade.

II. COMPENSATION COMMITTEE REPORT

The Compensation Committee is a committee of independent directors that is responsible for oversight and review of our compensation and benefit plans, including plans that cover our named executive officers. The foregoing Compensation Discussion and Analysis is management’s report on the Company’s executive compensation program. The Compensation Committee has reviewed the Compensation Discussion and Analysis with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

John M. Tsimbinos, Chair

Leslie D. Dunn

Lawrence Rosano, Jr.

EXECUTIVE COMPENSATION TABLES

III. EXECUTIVE COMPENSATION TABLES

➢ Summary Compensation Table

The following information is furnished for the Company’s principal executive officer, principal financial officer, and the next three highest compensated executive officers of the Company (the “named executive officers” or “NEOs”) for the 2018 fiscal year:

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)

Joseph R. Ficalora	2018	$1,400,000	—	$656,000	$2,515,698	$4,571,690
President and CEO	2017	1,400,000	1,750,000	1,094,000	3,427,742	7,671,742
	2016	1,400,000	3,500,000	2,500,000	3,991,990	11,391,990

Robert Wann	2018	1,100,000	—	371,000	1,087,920	2,558,920
Senior EVP and COO	2017	1,100,000	859,996	619,000	1,474,549	4,053,545
	2016	1,100,000	1,720,000	1.410,000	1,632,359	5,862,359

Thomas R. Cangemi	2018	850,000	—	223,000	677,317	1,750,317
Senior EVP and CFO	2017	850,000	531,999	372,000	978,819	2,732,818
	2016	850.000	1,065,000	850,000	1,088,752	3,868,752

James J. Carpenter	2018	775,000	—	203,000	589,955	1,567,955
Senior EVP and CLO	2017	775,000	485,006	339,000	859,490	2,458,496
	2016	775,000	970,000	785,000	957,621	3,487,621

John J. Pinto	2018	575,000	—	151,000	464,636	1,190,636
EVP and CAO	2017	575,000	360,000	252,000	668,214	1,853,214
	2016	575,000	720,000	585,000	676,248	2,556,248

(1)	See Compensation Discussion and Analysis and the Grants of Plan-Based Awards table for additional information concerning the 2018 awards.
(2)

Represents an award for 2018 performance under the Company’s short-term incentive compensation program. See Compensation Discussion and Analysis and the Grants of Plan-Based Awards table below for additional information concerning the 2018 awards.

(3)	The following table sets forth the components of the All Other Compensation column in 2018:

Executive	Dividends on Unvested Restricted Stock ($)	Tax Reimbursement Related to Restricted Stock Vesting (a) ($)	Life Insurance Imputed Income ($)	Annual ESOP Allocation (b) ($)	Total ($)

Mr. Ficalora	$448,513	$1,948,633	$116,685	$7,867	$2,515,698
Mr. Wann	210,717	828,234	41,102	7,867	1,087,920
Mr. Cangemi	131,474	533,594	4,382	7,867	677,317
Mr. Carpenter	119,122	463,834	5,132	7,867	589,955
Mr. Pinto	89,297	364,933	2,539	7,867	464,636

(a)

The figures represent an amount paid to the respective executive as a reimbursement for the income tax liability associated with the vesting of shares granted in prior years under the Company’s prior long-term incentive program. In prior years, the Company provided tax reimbursement payments to the named executive officers to encourage their retention of all stock granted under the program. Beginning with the 2015 performance period, the Company discontinued this practice prospectively with respect to newly granted awards. Awards granted in March 2016 covering the 2015 performance period and all subsequently granted awards are ineligible to receive tax reimbursement payments. No reimbursement payments will be made after March 2020 following the vesting of the last installment of awards granted in March 2015 for the 2014 performance period.

(b)	Based on the $9.41 closing price of the Common Stock on December 31, 2018.

EXECUTIVE COMPENSATION TABLES

➢ Grants of Plan-Based Awards

The following table provides information concerning the 2018 award opportunities for the named executive officers under the Company’s non-equity incentive plans. As detailed in the Compensation Discussion and Analysis, the Company adopted a new equity incentive plan in 2018 but deferred implementation until 2019. Accordingly, in 2018, the NEOs did not have a long-term term incentive award opportunity. See Compensation Discussion and Analysis for additional information on the recent restructuring of the Company’s executive incentive compensation program.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)
Executive	Threshold ($)	Target ($)	Maximum ($)
Mr. Ficalora	$875,000	$1,750,000	$2,625,000
Mr. Wann	445,500	990,000	1,336,500
Mr. Cangemi	297,500	595,000	892,500
Mr. Carpenter	271,250	542,500	813,750
Mr. Pinto	201,250	402,500	603,750

(1)

Represents award opportunity levels under the Company’s new 2018 cash-based, short-term incentive program. At each level, the estimated future payout assumes performance at the indicated level with respect to each of the three weighted financial metrics used to determine awards under the 2018 program and that the awards are not adjusted by reference to the 1-Year Total Shareholder Return Modifier that applies in certain circumstances. Actual awards were determined by the Compensation Committee on March 19, 2018 pursuant to the terms of the program and are reflected in the Summary Compensation Table. See Compensation Discussion and Analysis for additional information on the 2018 short-term incentive program.

(2)

The named executive officers did not participate in a long-term incentive program during 2018. See Compensation Discussion and Analysis for additional information on the Committee’s decision to defer implementation of a revised long-term incentive plan until 2019.

➢ Stock Vested

The following table provides information concerning restricted stock vesting for the named executive officers during the 2018 fiscal year:

	Restricted Stock Vesting
Executive	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	247,314	$3,432,309
Mr. Wann	110,486	1,531,015
Mr. Cangemi	69,929	969,363
Mr. Carpenter	62,114	860,668
Mr. Pinto	47,659	660,743

(1)

Represents the aggregate value realized in 2018 upon the vesting of restricted stock awarded in prior years under the Company’s long-term incentive program based on the value of the Company’s stock on the applicable vesting date for each award. The value realized by the executive upon vesting is also the amount realized by the executive as 2018 taxable income.

EXECUTIVE COMPENSATION TABLES

➢ Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to unvested restricted stock awards held by the named executive officers as of December 31, 2018. The market value of the reported shares is based on the $9.41 closing price of the Common Stock on December 31, 2018. As of December 31, 2018, the named executive officers did not hold any stock options.

Executive	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)

Mr. Ficalora	630,669	$5,934,595

Mr. Wann	298,434	2,808,264

Mr. Cangemi	185,869	1,749,027

Mr. Carpenter	168,775	1,588,173

Mr. Pinto	126,176	1,187,316

➢ Pension Benefits

The following table provides certain information as of December 31, 2018 with respect to each pension plan that provides for payments or other benefits to the named executive officers at retirement:(1)

Executive	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)

Mr. Ficalora	Supplemental Retirement Plan	33	$5,743,917

Mr. Wann	Retirement Plan	17	703,917

	Supplemental Retirement Plan	17	204,669

Mr. Cangemi	Retirement Plan	0.4	9,651

Mr. Carpenter	Retirement Plan	9	184,201

Mr. Pinto	Retirement Plan	—	—

(1)

The Company sponsors a tax-qualified defined benefit pension plan, the Retirement Plan, and the related Supplemental Retirement Plan, both of which were frozen as to future benefit accruals in 1999 as to employees of Queens County Savings Bank, or in Mr. Carpenter’s case, at the time of the Company’s 2000 acquisition of Haven Bancorp. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments only and do not increase the executive’s frozen accrued benefit. Mr. Pinto did not participate in either plan. Mr. Ficalora received an in-service distribution of his Retirement Plan benefit in 2009 in accordance with applicable plan provisions.

➢ Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2018 under certain ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan:

Executive	Value of Aggregate Balance at Last Fiscal Year-End(1) ($)

Mr. Ficalora	$10,273,374

Mr. Wann	2,563,773

(1)

The plan, which was frozen as to annual allocations in 1999, credited the executive with shares of the Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. The frozen plan is the only non-qualified deferred compensation plan maintained by the Company for its executives. A change in control-related ESOP benefit was retained for certain officers. No annual allocations have been made since 1999. Messrs. Cangemi, Carpenter and Pinto were not employees of the Company in 1999. The value presented is based on the $9.41 closing price of the Common Stock on December 31, 2018. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the Company’s 1993 initial public offering and also include shares credited as a result of dividend reinvestment. For additional information regarding the plan, see Potential Post-Termination Payments and Benefits below.

EXECUTIVE COMPENSATION TABLES

➢ Potential Post-Termination Payments and Benefits

☐	Severance Under Employment Agreements

The Company has entered into employment agreements with each of the named executive officers. The agreements, which are identical in form and have been in place without modification since 2006, provide for an initial three-year term and daily extensions so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined in the agreements. The executive receives no further payments or benefits under his agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only his base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60% of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee benefits through the date the agreement would have otherwise expired. The amount shown in the tables that follow represents the undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60% of base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash, and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by or allocated to the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of 36 months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that equal or exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification payment.

EXECUTIVE COMPENSATION TABLES

➢ Potential Payments Upon Termination or Change in Control

The following table provides information on the estimated post-termination payments and benefits available to each executive in the event of their termination of employment as of December 31, 2018 in the indicated circumstances:

	Termination Without Cause or For Good Reason ($)	Disability ($)	Code Section 4999 Indemnification (1) ($)

Joseph R. Ficalora

Cash severance	$33,615,807	$3,750,000	$20,619,694

In-kind benefits	50,000	50,000

Robert Wann

Cash severance	16,351,035	2,850,000	8,496,649

In-kind benefits	50,000	50,000

Thomas R. Cangemi

Cash severance	11,158,455	2,100,000	5,441,926

In-kind benefits	75,000	75,000

James J. Carpenter

Cash severance	9,926,202	1,905,000	4,431,031

In-kind benefits	50,000	50,000

John J. Pinto

Cash severance	7,323,006	1,305,000	3,226,525

In-kind benefits	75,000	75,000

(1)

The tax indemnification right is triggered only in the context of the executive’s involuntary termination of employment or voluntary termination of employment for good reason following a change in control of the Company and only if the executive’s severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, result in an excess parachute payment under Section 280G. The calculation of the indemnification payment reflected in the table above takes into account possible excess parachute payments triggered under plans or arrangements other than the employment agreements, including the accelerated vesting of restricted stock awards and other payments triggered solely by the occurrence of a change in control.

☐	Accelerated Vesting of Restricted Stock Awards

In the event of death, disability, or upon the occurrence of a change in control of the Company (as defined in our 2012 Stock Incentive Plan), all unvested shares of restricted stock held by our named executive officers would vest. However, vesting does not accelerate if, absent a change in control, the executive’s employment is terminated by the Company without cause (as defined in the executive’s employment agreement) or if the executive terminates employment voluntarily with good reason (as defined in the executive’s employment agreement). In addition, vesting does not accelerate if the executive’s employment is terminated by the Company with cause or if the executive terminates employment voluntarily without good reason. If a triggering event had occurred on December 31, 2018, the value (based on the $9.41 closing price of the Common Stock on December 31, 2018) of the unvested shares subject to acceleration would have been as follows: Mr. Ficalora ($5,934,595); Mr. Wann ($2,808,264); Mr. Cangemi ($1,749,027); Mr. Carpenter ($1,588,173); and Mr. Pinto ($1,187,316).

☐	Supplemental ESOP Change in Control Benefit

Since 1993, the Company has maintained a nonqualified supplemental executive retirement plan in connection with the ESOP to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. The plan was frozen in 1999 with respect to annual excess benefit allocations. Messrs. Ficalora and Wann received annual excess benefit allocations under the plan from 1993 to 1999 and maintain account balances under the plan related to those allocations. See the Non-Qualified Defined Contribution Plan Benefits table for additional information. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change in control provision described below. In the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The change in control benefit would also be adjusted to reflect stock dividends and the reinvestment of cash dividends over the same period. Assuming a change in control had occurred at December 31, 2018, the value of the additional benefits payable under the plan (based on the $9.41 closing price of the Common Stock on December 31, 2018) would have been follows: Mr. Ficalora ($8,963,448); Mr. Wann ($1,845,727); and Mr. Cangemi ($754,432).

EXECUTIVE COMPENSATION TABLES

➢ CEO Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require us to report information about the ratio between the annual total compensation of our median employee and Mr. Ficalora, our Chief Executive Officer. For 2018, our last completed fiscal year:

☐	Mr. Ficalora’s annual total compensation was $4,571,690.

☐	The annual total compensation of the employee we identified as our median employee was $53,654.

☐	Based on the foregoing, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 85 to 1.

We used the following methodology to identify our median employee and determine our median employee’s total compensation:

☐	We selected December 31, 2018 as our determination date. As of December 31, 2018, we had 3,090 employees, including all full time, part-time, seasonal and temporary employees.

☐

As permitted by SEC regulations, we selected a “consistently applied compensation measure” to identify our median employee. The compensation measure we used to identify our median employee was “gross pay” as reported on the IRS Form W-2 issued to employees for federal tax purposes. We used gross pay since this measure applies uniformly to all of our employees. We annualized gross pay for full-time and part-time employees who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees. Applying this methodology, the compensation of our median employee was $53,654.

☐

After identifying the median employee, we analyzed the median employee’s total compensation by applying the methodology applicable to determining our CEO’s total compensation in the Summary Compensation Table.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC regulations. Our peers may report pay ratios that are not directly comparable to ours as a result of differences in the composition of each company’s workforce and the assumptions and methodologies used in calculating the pay ratio as permitted by SEC regulations.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of 11 members. All directors presently serve as directors of the Company and the Community Bank. Directors of the Company Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Michael J. Levine, Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos.

The Nominating and Corporate Governance Committee approved, and recommended to the Board of Directors, the director nominees standing for election at the 2019 Annual Meeting. All of the nominees proposed for election at the 2019 Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. If a nominee is not elected by the requisite vote, he must tender his resignation, and the Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, will decide whether to accept the resignation. It is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned without voting instructions, will be voted “FOR” the election of each of the nominees proposed by the Board of Directors.

PROPOSALS TO BE VOTED ON AT THE MEETING

The following table presents a summary of the various experience, expertise, and/or attributes of our Board members on the various Board committees1 as of April 9, 2019:

Director	Age	Director Since	Experience, Expertise, or Attribute

Dominick Ciampa†	85	1995				🌑	🌑	🌑	🌑

Hanif “Wally” M. Dahya#	63	2007		🌑		🌑	🌑

Leslie D. Dunn	73	2015		🌑	🌑	🌑	🌑

Joseph R. Ficalora	72	1989						🌑	🌑

Michael J. Levine*@	74	2004		🌑				🌑	🌑

James J. O’Donovan	76	2003				🌑	🌑		🌑

Lawrence Rosano, Jr.	66	2014			🌑	🌑	🌑	🌑	🌑

Ronald A. Rosenfeld	79	2012		🌑		🌑	🌑

Lawrence J. Savarese*#	62	2013				🌑	🌑		🌑

John M. Tsimbinos	81	1999				🌑		🌑	🌑

Robert Wann	64	2007

(1)	All Company Board Committees are replicated at the bank level. Additionally, the Community Bank Board maintains a Mortgage and Real Estate Committee and a Commercial Credit Committee.
Chairman of the Committee
🌑	Member of the Committee
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
@	Designated independent Presiding Director
#	Designated as Risk Committee Expert

= Leadership	= Finance/Banking	= Business Operations

= Technology/Systems	= Risk Management	= Government Relations/Legal

= Real Estate/Housing	= Corporate Governance	= Insurance

= Investments	= Sustainability, Charitable, or other Corporate Responsibility	= Ethnic, Gender, Nationality, or other Diversity

PROPOSALS TO BE VOTED ON AT THE MEETING

DIRECTOR QUALIFICATIONS AND BUSINESS EXPERIENCE

The following provides information about each member of the Company’s Board of Directors, including their business experience, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that each should serve as a director of the Company.

Nominees:

Michael J. Levine Director since: 2004 Age: 74 Committees: Audit Nominating and Corp. Govern. (Chair) Risk Assessment (Chair) Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Mr. Levine is both the President of Norse Realty Group, Inc. and Affiliates and a certified public accountant with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at a senior level, and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a real estate company with significant assets.

As a certified public accountant, he also has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting processes of a corporate organization having significant assets. Finally, Mr. Levine brings valuable insight and advice both to the Board and to his role as Chairman of the Board’s Risk Assessment Committee, where his experience contributes to building strong and effective risk management. Mr. Levine has served as the Company’s Independent Presiding Director since 2014, providing valuable leadership and independence of thought in various corporate governance and other matters.

Ronald A. Rosenfeld Director since: 2012 Age: 79 Committees: Audit Nominating and Corp. Governance Risk Assessment

Mr. Rosenfeld has been a member of the Boards of Directors of the Company, the Community Bank, and the former Commercial Bank since January 1, 2012, and has served as Chairman of the Advisory Board of the Community Bank’s Ohio Savings Bank division since its establishment in December 2009. Mr. Rosenfeld also served as Chairman of the Federal Housing Finance Board from 2005 through 2008. From 2001 through 2004, he was President of the Government National Mortgage Association. In addition to serving four years as Secretary of Commerce for the State of Oklahoma, Mr. Rosenfeld previously served one year as Deputy Assistant Secretary for Corporate Finance at the U.S. Treasury Department. Before joining the Treasury Department, he spent three years at the Department of Housing and Urban Development, having served as the Deputy Assistant Secretary for Single-Family Housing, Acting Deputy Assistant Secretary for Multi-Family Housing, and General Deputy Assistant Secretary for the Office of Housing-Federal Housing Commissioner. Prior to his career in public service, Mr. Rosenfeld was an executive with the investment banking firms, Prescott, Ball & Turben, Inc. in Cleveland, Ohio, and Zappala & Company in Pittsburgh, Pennsylvania, and the president of a company that developed more than 10,000 apartment units and managed approximately 6,000 apartment units in a six-state region.

A graduate of Harvard Law School and The Wharton School, University of Pennsylvania, Mr. Rosenfeld also lends his expertise to several not-for-profit organizations in the housing, education, and cultural arenas. In addition to serving on the Housing Commission of the Bi-Partisan Policy Center, Mr. Rosenfeld is a Trustee of Howard University. With his extensive experience in housing and development, corporate finance, and investment banking, Mr. Rosenfeld brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

Lawrence J. Savarese Director since: 2013 Age: 62 Committees: Audit (Chair) Nominating and Corp. Governance Risk Assessment Commercial Credit (Bank Board)

Mr. Savarese has been a member of the Boards of Directors of the Company, the Community Bank, and the former Commercial Bank since March 4, 2013. From 1978 through 2012, Mr. Savarese was with the independent public accounting firm KPMG LLP. For 19 years, he was an Audit Partner in KPMG’s Financial Services Practice, serving as partner in charge of audits of both community banks (including the Company and the Community Bank) and international banks with branches and agencies in the United States. During this time, Mr. Savarese served as KPMG’s representative to the New York Bankers Association and The Institute of International Bankers.

From 2008 to 2012, Mr. Savarese served as Audit Partner, Risk Management, for KPMG’s Advisory Practice, where he managed risk at KPMG and developed and applied complex risk management objectives; risk management policies for model development; advisory service protocols in connection with certain requirements of the Public Company Accounting Oversight Board; policies for internal controls over financial reporting services provided to non-audit clients; and reviewed engagement letters and management risk performance.

Prior to his retirement in 2012, Mr. Savarese was an Audit Partner in KPMG’s Global Services Centre, where he designed and developed the standardized approach for auditing banks now used by the firm’s Global Bank Practice. With his extensive experience in accounting principles, financial reporting rules and regulations, commercial banking, risk management, and corporate finance, Mr. Savarese brings valuable insight to both the Board and to his role as Chairman of the Audit Committee of the Board and as a member of the Board’s Risk Assessment Committee in overseeing a wide range of banking and financial reporting matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

John M. Tsimbinos Director since: 1999 Age: 81 Committees: Compensation (Chair) Nominating and Corp. Governance Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Mr. Tsimbinos has been a member of the Boards of Directors of the Company and the Community Bank since the merger of Roslyn Bancorp, Inc. with and into the Company and of the Roslyn Savings Bank with and into the Community Bank on October 31, 2003. In addition, he served as a member of the Board of Directors of the former Commercial Bank since its establishment on December 30, 2005 and has been a member of the Atlantic Bank Divisional Board since its formation in 2006. From 1999 until the merger with the Company, Mr. Tsimbinos served as Chairman of the Board of Roslyn Bancorp and as Vice Chairman of the Board of The Roslyn Savings Bank until his retirement in July 2002.

Prior to Roslyn’s acquisition of TR Financial Corp. in February 1999, Mr. Tsimbinos was the Chairman of the Board and Chief Executive Officer of Roosevelt Savings Bank, a position he assumed in 1983. He also served as Chairman of the Board and Chief Executive Officer of TR Financial Corp. from the time of its inception in 1993. In addition to his service to the Company, the Community Bank, and the former Commercial Bank, Mr. Tsimbinos served on the Board of the Federal Home Loan Bank of New York from 1989 through 1995 and as Vice Chairman of the Board for two three-year terms.

Mr. Tsimbinos holds a B.A. from the City College of New York, an M.B.A. from the Baruch School of Business and Public Administration, and is a graduate of the Program for Management Development at Harvard University. Also, Mr. Tsimbinos was a lecturer in Economics at Queens College for a number of years, teaching courses in Basic Economics, Money and Banking, and Corporate Finance. As the former Chairman of the Board and Chief Executive Officer of two bank holding companies and savings banks, Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Additionally, Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company has given him front-line exposure too many of the issues facing the Company as well as extensive and valuable experience in overseeing, among other matters, the Company’s banking business.

PROPOSALS TO BE VOTED ON AT THE MEETING

Current Directors:

Dominick Ciampa Director since: 1995 Age: 85 Chairman of the Board Committees: Nominating and Corp. Governance Risk Assessment Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Mr. Ciampa is the founder of, and a former Partner in, the Ciampa Organization, a Queens-based real estate development and management firm founded in 1975 which continues to be operated by other family members. Mr. Ciampa was appointed Chairman of the Board of the Company, the Community Bank, and the former Commercial Bank on December 21, 2010. In addition, Mr. Ciampa served as the President of the Queens Chamber of Commerce from 1989 to 1991.

Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development firm with significant ownership interests in our markets, brings valuable insight to the Board in overseeing a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

Hanif (“Wally”) Dahya

Director since: 2007

Age: 63

Committees:

Audit

Nominating and Corp. Governance

Risk Assessment

Commercial Credit (Bank Board) (Chair)

Other Public Company Directorships:

TerraForm Global, Inc.

TerraForm Power, Inc.

Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, financial, and environmental services industries. The company also is involved in distressed assets in the emerging markets. Prior to forming The Y Company, Mr. Dahya spent 14 years on Wall Street, having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners L.P. Most recently, Mr. Dahya was elected to serve as an independent director of TerraForm Power, Inc. and TerraForm Global, Inc., affiliated companies which own clean power generation assets for utility, commercial, and residential customers, and was appointed the Chairman of each company’s Board Audit Committee.

Mr. Dahya is a graduate of Harvard Business School and earned his undergraduate degree at Loughborough University of Technology in the United Kingdom.

With his extensive financial and risk management experience in investments, capital markets, asset and liability management, emerging markets, real estate, and bank and thrift investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

Leslie D. Dunn Director since: 2015 Age: 73 Committees: Audit Compensation Nominating and Corp. Governance Risk Assessment Other Public Company Directorships: Federal Home Loan Bank of Cincinnati

An experienced corporate law and governance professional, Ms. Dunn has been an independent director of the Federal Home Loan Bank of Cincinnati since 2007, serving not only on its Audit and Compensation Committees, but also as Governance Committee Chair. Ms. Dunn most recently served as an independent director of E&H Family Group, Inc., an Ohio-based business that operates chains of supermarket and hardware stores. A member of the firm’s Finance Committee, she also served as Compensation Committee Chair. Ms. Dunn’s board experience also includes over 15 years as a director of Telarc International Corporation, a Grammy Award-winning recording company.

From 1997 through 2004, Ms. Dunn was Senior Vice President of Business Development at Cole National Corporation, a New York Stock Exchange-listed specialty retailer with over 10,000 employees and 3,000 locations in Canada, Europe, and the United States. Her responsibility focused on implementation of the Company’s acquisition growth strategy. Ms. Dunn also served as Cole’s General Counsel and Secretary, overseeing the company’s in-house law department, ensuring its compliance with SEC regulations, and serving as principal corporate governance advisor to the board. Prior to joining Cole, Ms. Dunn was a partner in the Business Practice Group in the Cleveland office of Jones Day, a global law firm with more than 40 locations, and before then, was a partner in the corporate practice of Squire Sanders & Dempsey (now Squire Patton Boggs), also in Cleveland.

A graduate of Case Western Reserve University School of Law, Ms. Dunn is also an active civic leader and philanthropist in her home state of Ohio, serving as the immediate past President of the Board of the Cleveland Museum of Contemporary Art, a director and member of the Investment Committee of the David and Inez Myers Foundation, a Life Trustee and Past Chair of the Mt. Sinai Health Care Foundation, a member of the President’s Advisory Committee of Case Western Reserve University, and Co-Chair of the Northeast Ohio Chapter of Women Corporate Directors. Ms. Dunn’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

In addition, Ms. Dunn has been a member of the Advisory Board of the New York Community Bank’s Ohio Savings Bank Division since its inception in December 2009.

PROPOSALS TO BE VOTED ON AT THE MEETING

Joseph R. Ficalora Director since: 1989 Age: 72 Committees: Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board) Other Public Company Directorships: Federal Home Loan Bank of New York

Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and President and Chief Executive Officer of the Community Bank since January 1, 1994. On January 1, 2007, Mr. Ficalora was appointed Chairman of the Board of the Company, the Community Bank, and the former Commercial Bank, a position he held until December 21, 2010. In addition, Mr. Ficalora previously served as President and Chief Executive Officer of the Commercial Bank since its inception on December 30, 2005 until its merger into the Community Bank on November 30, 2018.

Since 1965, when he joined the Community Bank, Mr. Ficalora has held increasingly responsible positions, crossing all lines of its operations. Prior to his appointment to President and Chief Executive Officer in 1994, Mr. Ficalora served as President and Chief Operating Officer of the Community Bank beginning in October 1989, and previously as Executive Vice President, Comptroller, and Secretary.

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He currently serves as a Member Director of the Federal Home Loan Bank of New York, a member of the American Bankers Council of the American Bankers Association, a member of the American Bankers Association’s Government Relations Council Administrative Committee, and is a director of the New York Bankers Association, also serving as Chairman of its Metropolitan Area Division. Mr. Ficalora also serves on the Board of Trustees of Pace University, as well as on their Investment/Pension Committee, the Boards of Directors of the New York Community Bank Foundation, the Richmond County Savings Foundation, Pentegra Retirement Trust, and Peter B. Cannell & Co., Inc., an investment advisory firm. In addition, he is a member of the Board of Pentegra Services, Inc.

Mr. Ficalora also is an active participant in community affairs. He has been a member of the Board of Directors of the Queens Chamber of Commerce since 1990, and previously served on its Executive Committee. In addition, Mr. Ficalora serves on the Boards of Directors of the Foreign Policy Association, Partnership for New York City, and Flushing Cemetery, the Board of Directors, the Executive Committee, and the Development Committee of New York-Presbyterian/Queens, the Board of Trustees, the Finance and Audit Committee, and Vice Chair of the President’s Council of the New York Hall of Science, the Advisory Council of the Queens Museum of Art, and is a Board member of Nassau County Crime Stoppers, Inc.

Mr. Ficalora is the former Vice Chairman of the Federal Home Loan Bank of New York, a former member of the Board of Directors of the American Bankers Association, the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington, and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel. He is also the former Chairman of the New York State Savings Forum for Operations Audit Control, the former Chairman of Community Bankers Association of New York State (“CBANYS”), as well as the former Chairman of CBANYS’ Auditors and Comptrollers Forum, the former Chairman of the SBLI Fund, the former Director of Computhrift Corporation, a former Trustee of the Museum of the Moving Image, and past President and Director of the MSB Fund. In addition, he has previously served as President of the Queens Library Foundation and as Chairman of the Board and of the Administrative Committee of the Queens Borough Public Library.

PROPOSALS TO BE VOTED ON AT THE MEETING

James J. O’Donovan Director since: 2003 Age: 76 Committees: Nominating and Corp. Governance Risk Assessment Committee Mortgage & Real Estate (Bank Board) (Chair) Commercial Credit (Bank Board)

From October 31, 2003 through his retirement on January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. Following his retirement, Mr. O’Donovan served as a senior lending consultant to the Company and Community Bank from February 1, 2005 until February 1, 2008.

Mr. O’Donovan’s experience as a former executive officer of the Company and as current Chairman of the Mortgage and Real Estate Committee of the Community Bank Board not only brings valuable management and leadership skills, extensive industry knowledge, and business acumen to the Board, but also significant insight in overseeing matters critical to the Company’s lending businesses. Mr. O’Donovan’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

Lawrence Rosano, Jr. Director since: 2014 Age: 66 Committees: Compensation Nominating and Corp. Governance Risk Assessment Mortgage & Real Estate (Bank Board) Commercial Credit (Bank Board)

Since May 1974, Mr. Rosano has served as a principle, owner, and operator of various real estate development and management businesses in the New York metropolitan area, including Associated Development Corp. (since 1984), Associated Properties, Inc. (since 2002), and 460 Grand Street Realty LLC (since August 2013). In addition, he is currently a member of the Board of the Queens & Bronx Building Association, a regional trade group for which he formerly served as president.

Additionally, in November 2016 he was appointed a member of the Contractor & Expert Committee of the MS4 Policy Group formed by the New York City Department of Environment & Protection, the Urban Green Council, and the Real Estate Board of New York whose mission is to develop a storm water management program for the City of New York in order to make it compliant with the New York State and Federal standard for MS4 Stormwater Permitting Process.

With his extensive experience in real estate development and executive management, Mr. Rosano brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

PROPOSALS TO BE VOTED ON AT THE MEETING

Robert Wann Director since: 2007 Age: 64

Mr. Wann has been the Senior Executive Vice President and Chief Operating Officer of the Company since 2003. Prior to his appointment as Chief Operating Officer, Mr. Wann served as the Company’s and Chief Financial Officer. Mr. Wann is a key member of the management team that led the Company’s conversion to stock form in 1993. Mr. Wann has played, and continues to play, a crucial role in the development and growth of the Company, including in connection with the numerous strategic business combinations it has undertaken.

Mr. Wann is a member of the American Bankers Association and the New York Bankers Association, and serves on the Board of Directors of various organizations. A graduate of Queens College with a degree in accounting, Mr. Wann is on the Board of Trustees of the Queens College Foundation and is Chairman of its Audit Committee. He also serves as a member of the Board of Trustees of the Queens Museum of Art. An active member of the community, Mr. Wann previously served as president of the Flushing Central Lions Club and currently serves on the Board of Directors of a private charitable foundation based in New York.

With over 30 years of experience at the Company, Mr. Wann has a deep understanding and thorough knowledge of the Company, its subsidiaries, and its lines of business. Mr. Wann has consistently demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles. Mr. Wann’s extensive financial and operating experience, commitment, knowledge, and leadership make him well-suited to serve on the Board and contribute to its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Community Bank.

BUSINESS EXPERIENCE OF NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas R. Cangemi. Senior Executive Vice President and Chief Financial Officer of New York Community Bancorp, Inc. and New York Community Bank since April 5, 2005. He joined the Company on July 31, 2001 as Executive Vice President and Director of the Capital Markets Group, and was named Senior Executive Vice President on October 31, 2003.

Prior to joining the Company, Mr. Cangemi was Executive Vice President, Chief Financial Officer, and Treasurer of both Richmond County Financial Corp. and Richmond County Savings Bank. Before joining Richmond County in 1997, Mr. Cangemi served as Senior Vice President, Chief Financial Officer, and Corporate Secretary of Continental Bank, a commercial bank based in Garden City, New York and, previously, as Director of Corporate SEC Reporting for an electronics corporation in Boca Raton, Florida. From 1993 to 1996, Mr. Cangemi was Vice President and Chief Financial Officer of Sunrise Bancorp, a publicly traded thrift headquartered on Long Island. Previously, Mr. Cangemi was a member of the SEC Professional Practice Group of KPMG Peat Marwick serving financial institutions.

Mr. Cangemi holds a B.B.A. from the School of Professional Accountancy at Dowling College, and is

a certified public accountant and a member of the AICPA.

Mr. Cangemi is a member of the Board of Directors of Peter B. Cannell & Co., Inc., a New York City based investment management firm. He also serves as Treasurer and a member of the Board of Directors of both the Richmond County Savings Foundation and the New York Community Bank Foundation. In addition, Mr. Cangemi is a Board member and a member of the Development Committee of the Long Island Children’s Museum, and a member of the Board of Trustees of the The Whaling Museum & Education Center of Cold Spring Harbor. Previously, Mr. Cangemi was on the Board of Directors of Friends of the Arts, a member of the Council of Overseers of the Tilles Center for the Performing Arts; and a member of the Board of Trustees of the East Woods School.

James J. Carpenter. Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank since January 1, 2006, and Senior Executive Vice President of the former Commercial Bank from December 30, 2005 to November 30, 2018; Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President and Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003.

PROPOSALS TO BE VOTED ON AT THE MEETING

Prior to joining the Company, Mr. Carpenter served as Senior Vice President responsible for Multifamily and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank from November 1994 to November 2000 and its Commercial Real Estate and Asset Management departments from December 1991 to November 1994. Prior to CFS Bank, Mr. Carpenter worked for both Beneficial Finance and The Minnesota Mutual Life Insurance Company in credit insurance sales.

Mr. Carpenter holds an MBA in Accounting from Fordham University, a Bachelor of Science in Business Administration/Finance from the University of Richmond and is a graduate of the National School of Banking at Fairfield University.

Mr. Carpenter is a member of the Boards of Directors of the Real Estate Practitioners Institute at Stony Brook University and the Long Island Museums. Previously, he served on the Boards of the Family Service League of Long Island and the Long Island Housing Partnership.

John J. Pinto. Executive Vice President and Chief Accounting Officer of the Company and New York Community Bank, since April 5, 2005. Mr. Pinto joined the Company on July 31, 2001 in connection with the Richmond County merger, and served as Senior Vice President, and more recently First Senior Vice President, in the Capital Markets Group.

Prior to joining the Company, Mr. Pinto served as Senior Vice President and General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank. From 1997 to 1998, Mr. Pinto served as Director, Financial Reporting at American Express Bank, a multinational bank based in New York City. From 1993 to 1997, he was a member of the Financial Services Group of Ernst & Young, LLP, based in New York City, providing auditing and consulting services to financial institutions throughout the Northeast.

Mr. Pinto holds a Bachelor’s degree from Fairfield University. He is a certified public accountant and a member of the AICPA.

Mr. Pinto serves as a member of the Board of Directors of the Noble Maritime Collection in Staten Island.

DIRECTOR SUCCESSION

The Nominating and Corporate Governance Committee of the Board periodically reviews with the Board the skills and characteristics appropriate for Board members. The Board seeks diversity in its members with respect to background, skills and expertise, industry knowledge, experience, gender, age, race, and ethnicity. In accordance with the Company’s Bylaws, an individual may not be elected, appointed, or nominated as a Director after December 31 of the year in which an individual attains the age of 80, provided, however, that the Board, by written resolution approved by a majority of the disinterested members of the whole Board, may exclude an incumbent director from such age limitation.

PROPOSALS TO BE VOTED ON AT THE MEETING

DIRECTORS’ COMPENSATION

Our directors fulfill a critical oversight role for the Company and its bank subsidiaries, in part, through their service on board committees that have been assigned specific functional responsibilities. The frequency of committee meetings is directly related to operational needs and the scope of the applicable committee charter. By way of example, directors who served on the Community Bank’s Mortgage and Real Estate Committee, which has a central oversight role in the key areas of credit management, loan review and loan administration, met 50 times in 2018. Also, the Company’s key committees, such as the Audit and Risk Assessment Committee, meet frequently to ensure appropriate oversight of the areas that fall within the scope of their respective charters. The directors’ high level of engagement reflects a keen awareness of their responsibilities as directors of a publicly traded financial institution that operates within a complex regulatory environment.

➢ 2019 Director Compensation Review

In 2018, the Compensation Committee initiated a comprehensive review of outside director compensation, including a benchmarking of the Company’s outside director pay practices against our designated peer group. The Committee also considered supplemental data relating to a group of larger banks that would not typically be considered by the Committee in a peer group analysis. Based on this review, the Committee mandated, with full Board approval, a 10% across-the-board reduction in all retainers and fees and reduced by 50% the equity awards received by outside directors relative to prior year awards, subject to a 3,000 share minimum award. As a result of these changes, aggregate director compensation in 2018 declined by 26% relative to 2017.

In early 2019, the Compensation Committee updated the 2018 benchmarking data and implemented further modifications to outside director pay to achieve a better alignment of Company pay with peer institutions. This review resulted in the introduction of fixed $75,000 retainers for the Chairs of the Company’s Audit and Risk Assessment Committees and the Chair of the Community Bank’s Mortgage and Real Estate Committee. In addition, meeting fees, which were $9,000 per meeting in 2018, were eliminated for the Chairs of the Audit and Risk Assessment Committees. Further, in recognition of the increasingly significant role played by the Risk Assessment Committee, meeting fees were increased from $450 to $1,800 per meeting to match the meeting fee received by Audit Committee members. Finally, the Compensation Committee authorized equity grants at the same per director share levels as 2018. The revised compensation schedule took effect on April 1, 2019.

Each of our directors serves a unique role in support of the Company’s business model and devotes significant time to their duties, both factors that justify a level of pay that accurately reflects their level of engagement. The Compensation Committee will continue to monitor outside director pay to ensure consistency with best practices and to ensure that our directors are appropriately compensated for the services they provide to the Company and the Bank. For additional information regarding the mandates of individual board committees and the frequency of their meetings, see Board Committees in the Corporate Governance section of this proxy.

➢ 2018 Director Compensation

The following table provides details of the 2018 compensation received by our non-employee directors of the Company for service on the Company Board and the Board of the Community Bank. Directors who are also employees do not receive separate compensation for their service on the Board.

Non-Employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dominick Ciampa	$270,000	$175,125	$31,875	$477,000
Maureen E. Clancy(3)	59,050	70,150	6,500	135,700

Hanif “Wally” Dahya	98,525	105,225	46,890	250,640
Leslie D. Dunn	96,803	42,090	10,892	149,785

Michael J. Levine	178,965	105,225	110,025	394,215
James J. O’Donovan(4)	73,650	105,225	186,195	365,070

Lawrence Rosano, Jr.	85,950	42,090	110,294	238,334
Ronald A. Rosenfeld	87,750	42,090	8,640	138,480

Lawrence J. Savarese	185,725	105,225	44,450	335,400
John M. Tsimbinos	71,190	42,090	101,790	215,070

PROPOSALS TO BE VOTED ON AT THE MEETING

(1)

In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2018 awards were made in the form of restricted stock vesting over a five-year period.

(2)

All Other Compensation includes amounts paid with respect to a services provided to a subsidiary bank as follows: Clancy – $2.250; Dahya—$27,765; Dunn – $4,500; Levine – $90,900; O’Donovan – $168,600; Rosano—$104,650; Rosenfeld—$4,050; Savarese—$25,325; and Tsimbinos – $97,200. The foregoing includes (i) fees paid for attendance at Commercial Bank board meetings and/or meetings of the Commercial Bank’s Credit Committee (prior to the merger of the Commercial Bank into the Community Bank on November 30, 2018), (ii) fees paid in connection with meetings of the Community Bank’s Mortgage and Real Estate Committee and Commercial Credit Committee and (iii) fees paid in connection with the inspection of properties that collateralize certain loans. In addition, All Other Compensation includes dividends paid on unvested restricted stock awards. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

(3)	Mrs. Clancy retired from the Board on June 3, 2018.
(4)

Upon his retirement as a senior executive officer of the Company in 2006, Mr. O’Donovan entered into a retirement agreement with the Company providing for supplemental retirement compensation and his acceptance of certain restrictive covenants relating to his future business activities in the banking industry. In 2018, he received monthly payments of $22,917 under the agreement.

Director Compensation Schedule – In 2018, non-employee directors of the Company received a quarterly retainer of $10,350 and a fee of $2,250 per Board meeting attended. Non-employee directors also received fees ranging from $450 to $1,800 for each committee meeting attended. Committee chairs received fees ranging from $900 to $9,000 per meeting. Our Chairman, Mr. Ciampa, received a quarterly retainer of $67.500 but did not receive Board or committee meeting fees. Mr. Savarese, our Audit Committee Chair, received an annual retainer of $18,000 and $9,000 per meeting. Directors O’Donovan and Rosano, who performed inspections on properties offered as security for loans in accordance with our lending policies, received a fee of $1,500 per half-day inspection and $2,000 per full-day inspection.

Director Stock Ownership Guidelines – Our non-employee directors are subject to stock ownership guidelines that require them to hold Company stock with a value equal to five times their annual cash retainer. All non-employee directors are either in compliance with this requirement or within the five-year phase-in period applicable to new directors.

Director Benefits – The Company provides life insurance coverage for non-employee directors of the Bank and the Company. Mr. Ciampa participates in a legacy director retirement plan that was sponsored by the Community Bank. No other directors are eligible to participate in the plan.

Director Equity Compensation – Non-employee directors participate in the Company’s equity compensation programs and such awards are an integral part of the director’s annual compensation. Typically, awards are made in the form of restricted stock that vests over a five-year period.

Compensation Committee Interlocks and Insider Participation – No executive officer of the Company or the Community Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Community Bank, and no executive officer of the former Commercial Bank served as a member of the Compensation Committee of another entity, one whose executive officers served on the Compensation Committee of the Company or the former Commercial Bank. No executive officer of the Company or the Community Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms (including interest rates and collateral) and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons. Furthermore, they must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank, from time to time, may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership interest (or, in the case of directors, a management interest), provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve a more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with its directors and executive officers and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors

PROPOSALS TO BE VOTED ON AT THE MEETING

that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest (financial or otherwise) which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2018 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s Common Stock.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Community Bank and the Company for the year ending December 31, 2019, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered accounting firms.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2018, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Savarese, Levine, Rosenfeld, Dahya, and Ms. Dunn, all of whom are non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements to generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2018. Management has discussed with and represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), including discussing with the Audit Committee in detail the independent registered public accounting firm’s evaluation and conclusions about significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions, and the Company’s financial reports.

In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2018 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2018 audit. The Audit Committee meets with the independent registered public accounting firm,

PROPOSALS TO BE VOTED ON AT THE MEETING

with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles, and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2019.

The Audit Committee

Lawrence J. Savarese, Chair

Michael J. Levine

Ronald A. Rosenfeld

Hanif “Wally” Dahya

Leslie D. Dunn

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal years 2018 and 2017, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal years 2018 and 2017.

	Year Ended
	2018		2017

Audit Fees	$2,765,000	(1)(3)	$2,715,800	(1)(2)(4)
Audit-Related Fees	150,184	(5)	145,250	(5)

Tax Fees	—		4,254	(6)(7)
All Other Fees	—		—

(1)

Includes fees for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s quarterly report.

(2)

Includes fees for professional services rendered in connection with the audit of the Company’s compliance with U.S. Department of Housing and Urban Development-assisted programs, Government National Mortgage Association, and the Uniform Single Attestation Program.

(3)

Includes fees for professional services rendered in connection with comfort and consent letters issued in connection with the Company’s public offering of Fixed-to-Floating Rate subordinated notes and preliminary and final prospectus supplement dated November 1, 2018.

(4)

Includes fees for professional services rendered in connection with comfort and consent letters issued in connection with the Company’s preferred stock offering, preliminary prospectus, and registration statement on Form 8-A dated March 16, 2017.

(5)

Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements and the audit of the Company’s compliance with certain provisions of FDIC acquisition agreements.

(6)	Includes fees for renewal of a license for the KPMG Accounting Research Online service for the period June 30, 2017 to June 30, 2018.
(7)	Includes fees for professional services rendered in connection with tax services relating to certain state and local tax matters, and tax audit support services.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) requires that we provide our shareholders with the opportunity to express their views, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

For many years, the key objectives of the Company’s compensation philosophy have been to provide our named executive officers with a competitive compensation package that encourages high performance, that aligns the interests of our executives with shareholders and that does not incentivize our executives to take unnecessary or excessive risks. However, at last year’s Annual Meeting, our shareholders voted against the advisory say-on-pay proposal by a wide margin. The Board of Directors recognized that this vote was an expression of serious shareholder concerns regarding the design and implementation of our executive compensation program. The Board took immediate action to address those concerns by appointing new members to the Compensation Committee to provide a fresh perspective on the program. The new Committee rescinded the incentive pay program that was approved prior to the annual meeting and, with guidance from the Committee’s independent compensation consultant, began a nearly six-month process that included a detailed review of specific shareholder criticisms of the existing incentive compensation program, consideration of best practices and significant shareholder outreach. This process culminated in the adoption of a new program that reflects a mainstream approach to executive pay and which addresses the material shareholder concerns that contributed to the adverse say-on-pay vote. We believe the new program eliminates features that some shareholders found objectionable and significantly improves the alignment of pay and performance. Moreover, we believe the new program meets the objectives of our compensation philosophy.

We encourage you to review the Compensation and Analysis and the accompanying tabular and narrative discussion to assist your understanding of the actions taken by the Committee to address shareholder concerns and the impact of those actions on the 2018 compensation of our named executive officers.

Your vote on this Proposal is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote. However, the Compensation Committee will seriously consider the vote of our shareholders on this Proposal when determining the nature and scope of future executive compensation programs.

PROPOSALS TO BE VOTED ON AT THE MEETING

SHAREHOLDER PROPOSALS[1]

PROPOSAL 4:
Policy on Equity Award Compensation	64

PROPOSAL 5:
Board Action to Eliminate Supermajority Voting Requirement in Company’s Certificate of Incorporation and Bylaws	66

PROPOSAL 6:
Director Term Limits	69

[1]

The names, addresses and beneficial holdings of the proponents and any co-sponsors to a proposal are available to shareholders upon request by writing to the Corporate Secretary at the address listed on page 19 of this proxy statement.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING ADOPTING OF A POLICY ON PROVIDING EQUITY AWARD COMPENSATION TO SENIOR EXECUTIVES

The following proposal was submitted by Jeffrey L. Doppelt of 6 Grassfield Road, Great Neck, NY 11024. Mr. Doppelt owns at least 5,000 shares of our common stock.

Shareholder Proposal

To recommend to the Board of Directors to adopt a policy on making equity awards to senior executives, as follows: No equity compensation grant may be made to a senior executive at a time when NYCB common stock has a market price that is lower than the grant date market price (taking into account stock dividends and stock splits) of any prior equity compensation grants to such individual. Compliance with this policy is excused if it would result in the violation of any existing contractual obligation or the terms of any existing compensation plan.

Supporting Statement

NYCB’s shareholders voted “no” in the “say on pay” vote every year that the vote has been held since 2014. Shareholders’ dissatisfaction with NYCB’s pay practice is not surprising. Compensation at the senior level is outrageously excessive – the 2018 proxy reports total director and executive compensation in 2017 of $24.2 million, while NYCB’s total return in that period is down 13.8% as compared to the SNL U.S. Bank and Thrift Index, which was up 17.6%. And 2018 does not look brighter, with the stock price down 29% in 2018, and net income down 4 cents a share from 2017. To make matters worse, a substantial portion of senior-level compensation arises from equity grants, which are dilutive and costly to the owners of the company. It is irresponsible for the Board of Directors to in effect “print currency” indiscriminately at the shareholders’ expense through these equity grants. If the purpose of these grants is to create incentives for executives to work to increase share value, a benefit that would be shared with the owners of the company, that goal would be better accomplished if the executives were not so rewarded when the stock price declines under their management.

The Board’s Statement in Opposition

The Board of Directors believes that the proposal is not in the best interests of shareholders and recommends a vote “Against” the proposal for the following reasons:

✓	Adoption of the proposal would be inconsistent with sound governance practices and could create misalignment of pay and performance.

✓	Adoption of the proposal could put the Company at a competitive disadvantage.

✓	Adoption of the proposal would cause the Company to treat executive officers differently.

Adoption of the proposal would be inconsistent with sound governance practices and could create misalignment of pay and performance.

Our senior executives participate in a competitive compensation program that emphasizes pay for performance and the creation of shareholder value. Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, short-term incentive awards, and (iii) equity-based, long-term incentive awards. Long-term incentive awards (x) provide an incentive for our executives to create shareholder value over the long-term, (y) align the interests of our executives with shareholders by awarding equity in the Company, and (z) provide a significant retention incentive by incorporating an extended vesting period. A number of our senior executives, including all of our named executive officers, have been employed by the Company for more than 15 years, and have received equity stock grants during the numerous market cycles that have existed over that period. It would be incongruous with sound compensation and governance practices to link the Company’s ability to grant stock awards today, or in the future, with stock prices as they may have existed more than 15 years ago, which the adoption of the shareholder proposal would require. If the proposal were adopted, the Compensation Committee would likely have to redesign the Company’s executive compensation program to re-balance the cash and equity mix to compensate for the reduced ability to use equity as a component of overall compensation. For this reason, the Board believes that the proposal would have the effect of reducing the executives’ exposure to changes in the market value of the Company’s common stock and, accordingly, result in misalignment with shareholder interests.

PROPOSALS TO BE VOTED ON AT THE MEETING

Adoption of the proposal could put the Company at a competitive disadvantage.

The Board also believes that the proposal could have an adverse effect on the Company’s ability to retain and recruit leadership talent. As stated above, a number of our senior executives, including all of our named executive officers, have been employed by the Company for more than 15 years, and have received equity stock grants during the numerous market cycles that have existed over that period. In recent years, the grant date value of the named executive officers’ equity award represented a substantial portion of their total compensation opportunity each year. The adoption of the proposal would restrict the Company’s ability to utilize equity awards as a form of incentive compensation for our senior executive officers. The resultant restriction on the use of this customary compensation tool could reduce the Company’s ability to retain and recruit executive talent and place the Company at a competitive disadvantage to its peers.

Adoption of the proposal is unnecessary as stock awards are dependent on Company’s financial performance.

Equity incentive awards are dependent on the Company’s financial performance, as measured by reference to specific financial metrics, relative to the performance of our peer group. After identifying the applicable metrics, the Compensation Committee sets a range of annual performance targets that link the Company’s performance, expressed on a percentile ranking basis, to the performance of our peers at minimum, target, and maximum levels. Specifically, the minimum, target, and maximum levels reflect the Company’s average percentile ranking across all of the selected metrics. Each executive has a range of award opportunities, expressed as a percentage of current-year base salary, that reflect performance at threshold, target, and maximum levels. The Compensation Committee certifies the Company’s level of performance relative to the performance of each peer group company with respect to each designated financial metric. The certified level of performance is then correlated to the range of award opportunities for each executive to determine actual awards, taking into account the Compensation Committee’s exercise of negative discretion and interpolation between award levels. No awards are provided for performance below the threshold performance level and actual awards cannot exceed the maximum award opportunity. The determination of actual awards is subject to the Compensation Committee’s authority to exercise negative discretion to reduce an award below the otherwise established funding level. In practice, the Compensation Committee’s exercise of negative discretion is based on several factors including, but not limited to, consideration of underperformance with respect to one or more designated financial metrics, individual performance assessments, an evaluation of supplemental financial metrics relating to the Company, industry trends and best practices and the Company’s overall performance relative to the execution of its business plan. Accordingly, equity incentive awards are structured carefully to reflect the Company’s financial performance, making it unnecessary to implement the proposal.

Adoption of the proposal would cause the Company to treat executive officers differently.

As stated above, the Proposal seeks to impose limits on the Company’s Board of Directors’ ability to make equity compensation grants to the Company’s senior executives, under certain circumstances, based on the market price of the Company’s common stock. With respect to the grant of long-term incentive awards, executives would be treated differently based on when they joined the Company and the grant date price of the Company’s stock on the dates of prior awards to the particular executive. The random nature of this type of compensation program would be inconsistent with sound executive compensation practices.

Conclusion

For the reasons discussed above, the Board believes that the practice of granting equity awards as part of compensation is a routine practice amongst companies, both public and private, and to limit its ability to attract and retain a wide spectrum of talented personnel is not in the best interests of the Company’s shareholders. Moreover, the Board has already implemented policies, practices and procedures that satisfactorily address both the proposal’s underlying concerns and its essential objective, and urges shareholders to vote against the proposal.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 5: SHAREHOLDER PROPOSAL REQUESTING BOARD ACTION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

The following proposal was submitted by Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021.

Mr. Steiner owns at least 300 shares of our common stock.

Shareholder Proposal

Proposal 5 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Supporting Statement

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. The votes would have been higher than 74% to 88% if all shareholders had ready access to independent voting advice.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority in an election in which 80% of shares cast ballots. In other words a 1%-minority could have the power to prevent shareholders from making an overdue change. This can be particularly important during periods of management underperformance and/or an economic downturn.

During the 5-years leading up to the submittal of this proposal NYCB stock fell from $16 to $9. This proposal could be another proposal that obtains a majority vote since the 2016 proposal by The City of New York Office of the Comptroller received 67% support. This proposal will also improve the rights of shareholders like the New York Comptroller proposal.

Please vote yes:

Simple Majority Vote – Proposal 5

The Board’s Statement in Opposition to Simple Majority Vote – Proposal 5

The Board of Directors believes that the proposal is not in the best interests of shareholders and recommends a vote “Against” the proposal for the following reasons:

✓	Benefit to Shareholders of Supermajority Provisions.

✓	Record of Strong Corporate Governance Structure.

The Board of Directors recommends that shareholders vote against this shareholder proposal for a number of reasons, as discussed below. After careful consideration, the Board has determined that adopting this proposal would not serve to enhance shareholder value and, therefore, it is not in the best interests of the Company or its shareholders. The Board of Directors does not support the proponent’s proposal because it believes that the supermajority voting provisions included in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws (the “Bylaws” and, together with the Certificate, the “Governance Documents”), are reasonable, appropriate and in the best interests of shareholders as a whole. In addition, adopting this proposal would allow fundamental corporate governance matters, such as the removal of directors or the approval of certain amendments to the Certificate of Incorporation, to be approved without requiring a broad shareholder consensus.

PROPOSALS TO BE VOTED ON AT THE MEETING

Voting Thresholds.

A majority of votes cast is already the voting standard for electing the Company’s directors in uncontested director elections under the Company’s existing Bylaws. Our Governance Documents require an 80% vote from the Company’s common shareholders only for the following fundamental changes to the Company’s corporate governance structure: (i) the removal of directors, (ii) the approval of certain amendments to the Certificate of Incorporation, (iii) the approval of certain transactions between the Company and Interested Stockholders (as defined below); and (iv) the amendment or repeal of the Bylaws. In addition, our Certificate of Incorporation requires that two-thirds of the holders of the Company’s Series A preferred stock must approve (i) any amendment to the Certificate of Incorporation or Bylaws to authorize any securities of the Company ranking senior to the Series A preferred stock, (ii) any amendment to the Certificate of Incorporation or Bylaws that materially and adversely effects the rights or preferences of the Series A preferred stock or (iii) any share exchange or reclassification of the Series A preferred stock or any merger or consolidation of the Company (subject to certain exceptions).

The Board of Directors strongly believes that these supermajority voting requirements protect key provisions of our Certificate of Incorporation and Bylaws from arbitrary amendment and prevent a simple majority of shareholders from taking actions that may be harmful to other shareholders or making changes to certain provisions of our Certificate of Incorporation or to our Bylaws that are intended to protect all shareholders. When shareholders seek to remove a director, approve a transaction between the Company and an Interested Stockholder, or approve amendments to certain provisions of our Certificate of Incorporation or to our Bylaws, which could have a long-lasting effect on the Company and its corporate governance, the Company believes it is reasonable and appropriate to ensure that a broad consensus of shareholders agree that the change is prudent and in the best interests of the Company and its shareholders. The supermajority voting provisions included in our Governance Documents do not apply to a vast majority of the matters on which our shareholders may vote, and do not pose an obstacle to changes that are broadly supported by shareholders.

Benefit to Shareholders of Supermajority Provisions

Delaware law permits companies to adopt supermajority voting requirements, and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all shareholders. Supermajority voting requirements on fundamental corporate matters help to protect shareholders against self-interested and potentially abusive transactions proposed by certain shareholders who may seek to advance their interests over the interests of the majority of the Company’s shareholders. For example, if the shareholder proposal were implemented, certain transactions between the Company and “Interested Stockholders” (which include shareholders who beneficially own, and affiliates of the Company that at any time in the two years preceding such a transaction have beneficially owned, at least 10% of the voting power of the Company’s stock) could be approved by only a majority of votes cast. The Board believes that the current supermajority voting standard is preferable because it would encourage Interested Stockholders to negotiate transaction terms that take into account the interests of all of the Company’s shareholders and that do not sacrifice the long-term success of the Company for short-term benefits.

The proponent describes supermajority voting provisions as an “entrenching mechanism,” without further explanation or analysis. He also contends that supermajority voting provisions are used to “block initiatives supported by most shareowners but opposed by a status quo management,” without offering a single example of when this has actually occurred, either at the Company or any other company. These statements demonstrate the proponents’ misunderstanding of the purpose of supermajority voting provisions which, as discussed above, are designed to prevent a simple majority of shareholders from taking actions that may be harmful to other shareholders and may have a long-lasting effect on the Company and its corporate governance.

Record of Strong Corporate Governance Structure.

Our Board of Directors is firmly committed to good corporate governance and has adopted a wide range of practices and procedures that promote effective Board oversight. The Board believes that the corporate governance concerns raised by the proponent are misplaced. Our Nominating and Corporate Governance Committee and Board of Directors regularly consider corporate governance developments and recommend changes when appropriate to our Governance Documents. Some of the Company’s progressive governance policies and practices include the following:

•	We engage in shareholder outreach to help us evaluate our corporate governance structure;

•	Directors are elected by a majority of votes cast in uncontested elections;

•

The Board has appointed an independent Lead Director who also chairs our Nominating and Corporate Governance Committee and presides over regular executive sessions and other meetings of the independent directors on the Board;

•	In December 2010, the Board separated the positions of Chairman of the Board and Chief Executive Officer of the Company;

PROPOSALS TO BE VOTED ON AT THE MEETING

•

In April 2015, the Company adopted a Hedging and Pledging Policy eliminating the ability of our directors and named executive officers to pledge common stock as collateral (certain pledge obligations that were in effect prior to our adoption of this policy in April 2015 were grandfathered from this prohibition).

The Board believes that the implementation of this proposal would adversely impact our carefully considered corporate governance practices and, therefore, is not necessary nor in the best interest of the Company and its shareholders. Consistent with current practice, our Nominating and Corporate Governance Committee and Board of Directors will continue to evaluate the future implementation of appropriate corporate governance measures. However, for the reasons discussed above, the Board does not believe it is in the best interests of shareholders or the Company to implement the shareholder proposal’s request for the lowest possible voting thresholds on all matters on which shareholders vote.

Conclusion

After careful consideration of this proposal, the Board believes that the limited supermajority voting provisions included in the Company’s Governance Documents, are reasonable, appropriate and in the best interests of shareholders as a whole, and urges shareholders to vote against the proposal.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 6: SHAREHOLDER PROPOSAL REGARDING DIRECTOR TERM LIMITS

The following proposal was submitted by Robin S. Maynard of 47 Plandome Road, Manhasset, NY 11030. Ms. Maynard owns at least 200 shares of our common stock.

Shareholder Proposal

To recommend to the Board of Directors to adopt a term limit to restrict the length of time an individual (other than the Chief Executive Officer) may serve as a director, as follows:

No individual with the exception of the Chief Executive Officer, may serve on the Board of Directors for more than five three-year terms of office. i.e., a maximum of fifteen years. This policy shall go into effect as to each current director on the date such person’s existing term expires.

Supporting Statement

NYCB does not have any specific minimum qualification standards for director nominees, although the goal of the Nominating and Governance Committee is to nominate people who will “enhance the Company’s success and represent shareholder interests.” The committee, however, has relied chiefly on re-nominating the same incumbent individual directors over and over again. Currently, six of the ten members have served for between 11 and 23 years. Unfortunately, the committee’s decision to continue to nominate “long-tenured directors” has not served its shareholders well. Total shareholder return is sharply down. Shareholders lost 13.8%, in 2017 as compared to NYCB’s industry peer index, SNL U.S. Bank and Thrift Index, which was up 17.6%. Nor do the results look better when considered over a longer period of the last five years. Boards function best when new perspectives are incorporated, and thus term limits make sense. Permitting directors to serve no more than five terms lasting three years each (or a maximum of fifteen years in total), reasonably accommodates the competing goal of maintaining continuity and institutional knowledge. Doing the same thing over and over again and expecting different results is at best indolent, and at worst, a violation of the fiduciary duties of good faith and due care.

The Board’s Statement in Opposition

The Board of Directors believes that the proposal is not in the best interests of shareholders and recommends a vote “Against” the proposal for the following reasons:

✓	Experienced Directors Support the Company’s Long-Term Approach to Creating Shareholder Value.

✓	Our Board of Directors Adequately Considers Director Tenure.

The Board of Directors recommends that shareholders vote against this shareholder proposal for a number of reasons, as discussed below. After careful consideration, the Board has determined that adopting this proposal would not serve to enhance shareholder value and, therefore, it is not in the best interests of the Company or its shareholders.

The Board believes that imposing mandatory limits on director tenure is not in the best interests of the Company and its shareholders because such term limits would arbitrarily deprive the Company of qualified, experienced and effective directors. The proponent cites no evidence that the Company’s performance has been hampered by director tenure, that arbitrary limits on tenure would lead to improved results, or that existing processes cannot be relied upon to ensure a proper composition of the Board going forward. The Board further understands that only a small minority of public companies in the United States has mandatory director term limits.

Experienced Directors Support the Company’s Long-Term Approach to Creating Shareholder Value

The Company’s Board of Directors takes a long-term approach to generate shareholder value. Our longest-tenured directors, whose terms exceed 15 years, have overseen the growth of the Company from a modest financial institution serving Queens County, New York to a financial services company with total consolidated assets of $51.9 billion at December 31, 2018 and with eight local divisions and 252 branches in Metro New York, New Jersey, Ohio, Florida, and Arizona. These long-serving outside directors continue to bring important experience and institutional knowledge to the Board regarding the Company and its operations, which is a valuable asset to the Company and its shareholders due to the complex nature of the issues that our Board faces in connection with its oversight of the Company. The imposition of director term limits would deprive the Company of directors whose tenure has given them an important perspective on the development and implementation of the Company’s historical operations and long-term growth strategies.

PROPOSALS TO BE VOTED ON AT THE MEETING

Our Board of Directors Adequately Considers Director Tenure

Rather than adopting fixed term limits, the Board of Directors believes it is more beneficial to periodically review the Board’s effectiveness and composition to ensure that the skill mix of directors adequately matches the evolving nature of the Company’s business. The Board appreciates that an increasing number of shareholders view tenure of directors, individually and as a group, as a relevant consideration in director elections. Our Nominating and Corporate Governance Committee, which is composed exclusively of independent directors with an average tenure of less than ten years, oversees an annual evaluation process for the Board of Directors and its committees. That evaluation process includes consideration of tenure. The Nominating and Corporate Governance Committee also reviews tenure as for purposes of director succession planning and as one factor in determining whether Board members should be nominated for re-election.

As a result of these practices, and the Company’s growth, the Company has replenished its Board with new members who bring unique perspectives, including by adding five independent directors since 2007, reducing the average tenure for all independent directors to less than 10 years. Two of the longest-tenured Board members (over 20 years) are the Company’s Chief Executive Officer, Joseph R. Ficalora, and Chairman of the Board, Dominick Ciampa, both of whom the Board believes currently make invaluable contributions to the Board.

Conclusion

The Board believes that this proposal’s limitation on director tenure is unnecessary and counterproductive to the Board’s ability to nominate for shareholder approval the best candidates to lead the Company. The Board, therefore, recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2020, a shareholder proposal must be received by the Corporate Secretary of the Company, at the address set forth on page 19 of this proxy statement, no later than December 27, 2019. If such annual meeting is held on a date more than 30 days from June 4, 2020, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Proxy Access Nominations

Any shareholder (or group of no more than 20 shareholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws who wishes to nominate a candidate or candidates for election for up to 20% of our Board and to require the Company to include such nominee(s) in our 2019 proxy statement, must submit such nomination and request by no earlier than November 27, 2019 nor later than December 27, 2019. The nomination and supporting materials must also comply with the requirements set forth in our By-laws for inclusion of director nominees in the proxy statement.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the Annual Meeting, you will be asked to present this admission ticket and photo identification, such as a driver’s license. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also reducing the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 25, 2019, the proxy materials for the 2019 Annual Meeting (which include the 2018 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2018 Annual Report to Shareholders and the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement on the Investor Relations portion of our Company website, www.myNYCB.com.

ADDITIONAL INFORMATION

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to reduce expenses and thus add to shareholder value. Other benefits of this service include:

✓

Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

✓	Enjoying easier access to convenient online voting; and

✓	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare Shareowner Services LLC either by phone at (866) 293-6077, online at www.computershare.com/investor, or by mail at P.O. Box 30170, College Station, Texas 77842. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a shareholder of record sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare Ltd. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York April 25, 2019	R. Patrick Quinn Executive Vice President, Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED

TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR BY TELEPHONE.

APPENDIX A

APPENDIX A

Discussion and Reconciliation of GAAP and non-GAAP

Financial Measures

While stockholders’ equity, return on stockholders’ equity and total assets are financial measures that are recorded in accordance with U.S. generally accepted accounting principles (“GAAP”), tangible stockholders’ equity, return on average tangible stockholders’ equity and tangible assets are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed to investors for the following reasons: (i) tangible stockholders’ equity is an important indication of the Company’s ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies; and (ii) returns on average tangible assets and average tangible stockholders’ equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company’s peers.

The following table provides information to reconcile to GAAP those non-GAAP financial metrics used by the Compensation Committee in the determination of awards under our short- and long-term incentive program as described in greater detail under the heading 2018 Performance Metrics in the Compensation Discussion and Analysis.

Reconciliation of GAAP and non-GAAP Financial Measures

(in thousands)	At or for the Twelve Months Ended December 31, 2018
Stockholders’ Equity	$6,655,235
Less: Goodwill	(2,436,131)
Core deposit intangibles	(502,840)

Tangible stockholders’ equity	$3,716,264

Total Assets	$51,899,376
Less: Goodwill	(2,436,131)

Tangible assets	$49,463,245

Average Common Stockholders’ Equity	$6,280,081
Less: Average goodwill and core deposit intangibles	(2,436,131)

Average tangible stockholders’ equity	$3,843,950

Average Assets	$50,213,340
Less: Average goodwill and core deposit intangibles	(2,436,131)

Average tangible assets	$47,777,209

Net Income	$422,417

Net income (available to common shareholders)	$389,589

GAAP Measures
Return on average assets	0.84%
Return on average common stockholders’ equity	6.20
Common Stockholders’ equity to total assets	11.85
Non-GAAP Measures
Return on average tangible assets	0.88%
Return on average tangible common stockholders’ equity	10.14
Tangible common stockholders’ equity to tangible assets	7.51

SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above C/O COMPUTERSHARE If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:59 p.m. Eastern Daylight Time on 480 WASHINGTON BOULEVARD May 29, 2019. For all others, the deadline for voting via the Internet is 11:59 p.m. Eastern Daylight Time on June 3, 2019. In either case, please be sure to have your proxy card in hand when you JERSEY CITY, NJ 07310 access the website, and follow the instructions provided to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on May 29, 2019. For all others, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on June 3, 2019.VOTE BY MAIL Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broad ridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the Company in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:E77590-P18884 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYNEW YORK COMMUNITY BANCORP, INC. The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees: For Against Abstain 1a. Michael J. Levine ! ! ! 1b. Ronald A. Rosenfeld ! ! ! The Board of Directors recommends that you vote For Against Abstain AGAINST the following proposals: 1c. Lawrence J. Savarese ! ! ! 4. A shareholder proposal recommending the adoption of a ! ! ! policy on providing equity award compensation to senior 1d. John M. Tsimbinos executives.! ! !The Board of Directors recommends that you vote FOR 5. A shareholder proposal requesting board action to the following proposals: eliminate the supermajority requirements in our charter ! ! ! and bylaws.2. The ratification of the appointment of KPMG LLP as the ! ! ! 6. A shareholder proposal recommending the adoption of ! ! ! independent registered public accounting firm of New director term limits. York Community Bancorp, Inc. for the fiscal year ending December 31, 2019.NOTE: If any other business is presented at the Annual Meeting, 3. An advisory vote to approve compensation for our ! ! ! including whether or not to adjourn the meeting, this executive officers disclosed in the accompanying proxy will be voted by the proxies in their best judgment. Proxy Statement. Yes No Please indicate if you plan to attend this meeting. ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKETNEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, June 4, 2019 10:00 a.m., Eastern Daylight Time Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, New York 11354You must present this admission ticket in order to gain admittance to the Annual Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices, and other electronic devices will not be permitted prior to, during, or after the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2018 Form 10-K, are available at www.proxyvote.com.E77591-P18884THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSREVOCABLE PROXYNEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, June 4, 2019 10:00 a.m., Eastern Daylight Time Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on Tuesday, June 4, 2019, at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York 11354, and at any and all adjournments thereof, as set forth on the reverse side. If you hold shares of New York Community Bancorp, Inc. Common Stock through the New York Community Bancorp, Inc. Employee Savings Plan (“401(k) Plan”) or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”), or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (“Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company Common Stock credited to your plan account(s) by 11:59 p.m., Eastern Daylight Time, on May 29, 2019, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants as of that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by New York Community Bancorp, Inc. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE ORVOTE VIA THE INTERNET OR BY TELEPHONE(Continued, and to be marked, dated, and signed on the reverse side)